Filed Pursuant to Rule 424(b)(3)
Registration Statement No. 333-283672

PROSPECTUS

$60,000,000,000

UBS AG

DEBT SECURITIES AND

WARRANTS

UBS AG from time to time may offer to sell up to $60,000,000,000, or the equivalent thereof in any other currency, of debt securities (the “debt securities”) and warrants.

UBS AG may offer and sell these securities to or through one or more underwriters, dealers and agents, including the firms named below, or directly to purchasers, on a delayed or continuous basis. If UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of securities, we will conduct the offering in accordance with the applicable provisions of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). See “Conflicts of Interest.”

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in the applicable prospectus supplement.

On December 7, 2023, UBS AG and Credit Suisse AG (“CS AG”) entered into a merger agreement (as such agreement was amended from time to time, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, UBS AG and CS AG agreed to a merger by absorption under Swiss law (Absorptionsfusion) whereby CS AG (including its branches) was absorbed by UBS AG (the “Merger”), and CS AG ceased to exist and all of its assets, liabilities and contracts were automatically transferred to, and absorbed and taken over by, UBS AG by operation of Swiss law (Universalsukzession) on May 31, 2024.

In connection with the Merger, on May 30, 2024, UBS AG, CS AG and The Bank of New York Mellon (formerly known as The Bank of New York), as trustee (the “CS Legacy Debt Trustee”), entered into a fourth supplemental indenture (the “Fourth Supplemental Indenture”) to the debt indenture between CS AG and the CS Legacy Debt Trustee dated as of March 29, 2007 (as supplemented and amended from time to time, the “CS Legacy Debt Indenture”). Pursuant to the Fourth Supplemental Indenture and effective upon completion of the Merger and by operation of Swiss law, UBS AG expressly assumed all of CS AG’s obligations, and succeeded to all of CS AG’s rights, under the CS Legacy Debt Indenture and all outstanding and future debt securities issued thereunder (the “CS legacy debt securities”).

The debt securities registered hereunder will be issued by UBS AG under the CS Legacy Debt Indenture or the debt indenture between UBS AG and U.S. Bank Trust National Association, as trustee (the “Senior Debt Trustee” and, together with the CS Legacy Debt Trustee, the “UBS AG Debt Trustees”), dated as of June 12, 2015 (as supplemented and amended from time to time, the “Senior Debt Indenture” and together with the CS Legacy Debt Indenture, the “UBS AG Debt Indentures”), or will have been previously issued by UBS AG under the Senior Debt Indenture or by CS AG (now UBS AG) or, post-Merger, by UBS AG under the CS Legacy Debt Indenture, and may be the subject of ongoing market-making transactions as described in this prospectus.

The warrants registered hereunder will be issued under a warrant indenture between UBS AG and U.S. Bank Trust National Association, as warrant trustee (the “UBS AG Warrant Trustee”), dated as of June 12, 2015 (the “UBS AG Warrant Indenture”), or under warrant agreements between UBS AG and one or more other warrant agents, or will have been previously issued by UBS AG under the UBS AG Warrant Indenture, and may be the subject of ongoing market-making transactions as described in this prospectus.

Investing in the securities involves risks. See the risk factors set out under “Risk Factors” in Part I, Item 3D of the UBS AG 2023 20-F (as defined below) and “Considerations Relating to Indexed Securities,” “Considerations Relating to Floating Rate Debt Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.” We may include specific risk factors in an applicable prospectus supplement under the heading “Risk Factors.”

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The securities will not have the benefit of any agency or governmental guarantee.

UBS AG may use this prospectus in the initial sale of the securities. In addition, UBS AG, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may use this prospectus in market-making transactions involving the securities after their initial sale. In a market-making transaction, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may resell securities it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

Unless UBS AG or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

UBS Investment Bank

The date of this Prospectus is February 6, 2025

i

CERTAIN TERMS

Unless the context requires otherwise, in this prospectus:

•	When we refer to “UBS AG,” “we,” “our” or “us,” we mean UBS AG on a parent only basis.

•	When we refer to “UBS AG consolidated” or “UBS AG Group,” we mean UBS AG and its consolidated subsidiaries.

•

When we refer to “UBS” or “Group,” we mean UBS Group AG and its consolidated subsidiaries. Certain disclosures contained herein are presented for UBS Group AG and its consolidated subsidiaries. The information presented does not differ materially from UBS AG and its consolidated subsidiaries.

•	When we refer to “USD” or “$,” we mean United States dollars.

•	When we refer to “CHF,” we mean Swiss francs.

•	When we refer to “Credit Suisse Group,” we mean Credit Suisse Group AG together with its consolidated subsidiaries prior to UBS Group AG’s acquisition of Credit Suisse Group AG.

•	When we refer to “CS AG,” we mean Credit Suisse AG prior to the Merger.

•	When we refer to “Credit Suisse,” we mean the former direct and indirect consolidated subsidiaries of Credit Suisse Group AG.

ii

Introduction The Securities We Are Offering

This prospectus is part of a registration statement on Form F-3 that we filed with the SEC using a “shelf” registration process. Under this shelf process, we may sell any combination of the debt securities and warrants described in this prospectus in one or more offerings from time to time. When we use the term “securities” in this prospectus, we mean any of the debt securities or warrants we may offer with this prospectus, unless we say otherwise. This prospectus, including the following summary, describes the general terms that may apply to the securities; the specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. If there are differences between this prospectus and the applicable prospectus supplement, the prospectus supplement will control. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information About UBS AG” and “Where You Can Find More Information.”

We are responsible for the information contained and incorporated by reference in this prospectus. As of the date of this prospectus, we and our affiliates have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. We and our affiliates take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in any accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any state or foreign jurisdiction where the offer is not permitted or any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any accompanying prospectus supplement, nor any sale made hereunder and thereunder shall, under any circumstances, create any implication that there has been no change in the affairs of UBS AG consolidated since the date hereof or that the information contained or incorporated by reference herein or therein is correct as of any time subsequent to the date of such information.

Debt Securities

For any particular debt securities we offer, the applicable prospectus supplement will describe the branch, if any, through which we are issuing the debt securities; the specific designation, the aggregate principal or face amount and the purchase price; the stated maturity; the redemption terms, if any; the rate or manner of calculating the rate and payment dates for interest, if any; the amount, or manner of calculating the amount, payable at maturity and whether that amount may be paid by delivering cash, securities or other property; the terms on which the debt securities may be convertible into or exercisable or exchangeable for common stock or other securities of issuers other than UBS AG, if any; whether the obligations of UBS AG under the debt securities are secured by any form of collateral or credit support and, if so, its nature and terms; and any other specific terms.

The debt securities are not deposit liabilities of UBS AG and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, Switzerland or any other jurisdiction. The debt securities will not have the benefit of any agency or governmental guarantee.

We will issue the debt securities under the Senior Debt Indenture between UBS AG and U.S. Bank Trust National Association, as Senior Debt Trustee, or the CS Legacy Debt Indenture between UBS AG and The Bank of New York Mellon, as CS Legacy Debt Trustee.

Warrants

We may offer two types of warrants:

•	warrants to purchase our debt securities; and

•	warrants to purchase or sell, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

For any particular warrants we offer, the applicable prospectus supplement will describe the branch, if any, through which we are issuing the warrants; the underlying property; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of property to be delivered by you or us upon exercise; and any other specific terms. We may issue the warrants under the UBS AG Warrant Indenture between UBS AG and U.S. Bank Trust National Association, as UBS AG Warrant Trustee, or under warrant agreements between UBS AG and one or more other warrant agents that will be named in the applicable prospectus supplement.

Form of Securities

We will issue the securities in book-entry form through one or more depositaries, such as The Depository Trust Company, New York, New York (“DTC”), Euroclear SA/NV (“Euroclear”) or Clearstream Banking, S.A. (“Clearstream”), named in the applicable prospectus supplement. Each sale of a security in book-entry form will settle in immediately available funds through the depositary, unless otherwise stated. In most cases, we will issue the securities only in registered form, without coupons, although we may issue the securities in bearer form if so specified in the applicable prospectus supplement.

Payment Currencies

Amounts payable in respect of the securities, including the purchase price, will be payable in U.S. dollars, unless the applicable prospectus supplement says otherwise.

If any securities are to be listed or quoted on a securities exchange or quotation system, the applicable prospectus supplement will say so.

Use of Proceeds

Unless we tell you otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sales of securities to provide additional funds for our operations and for other general corporate purposes outside of Switzerland.

Plan of Distribution

The securities will be offered in connection with their initial issuance or in market-making transactions by us or our affiliates after initial issuance. Those offered in market-making transactions may be securities that we will not issue until after the date of this prospectus as well as securities that we have previously issued.

When we issue new securities, we may offer them for sale to or through underwriters, dealers and agents, including our affiliates, or directly to purchasers. The applicable prospectus supplement will include any required information about the firms we use and the discounts or commissions we may pay them for their services.

Our affiliates that we refer to above may include, among others, UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC.

Branches

We expect to issue the securities acting through, and to book the securities through, our Jersey branch, our London branch, or such other branch as is specified in the applicable prospectus supplement.

Conflicts of Interest

Each of UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC is an affiliate of UBS AG and, as such, has a “conflict of interest” in any offering of the securities within the meaning of FINRA Rule 5121. If UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. None of UBS Securities LLC, UBS Financial Services Inc. or Credit Suisse Securities (USA) LLC will be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Risk Factors Relating to UBS AG and Other Considerations Relating to the Securities

The securities are not bank deposits: An investment in the securities carries risks which are very different from the risk profile of a bank deposit placed with UBS AG or its affiliates. The securities have different yield and/or return, liquidity and risk profiles and would not benefit from any protection provided to deposits.

For a discussion of important business and financial risks relating to UBS AG, please see “Risk Factors” in Part I, Item 3D of the UBS AG 2023 20-F, which is incorporated in this prospectus by reference (and in any of our annual or quarterly reports for a subsequent fiscal period that are so incorporated).

There are a number of considerations that you should take into account prior to investing in the securities. Please read “Considerations Relating to Indexed Securities,” “Considerations Relating to Floating Rate Debt Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” for more information.

Cautionary Note Regarding Forward-Looking Statements

This prospectus, any prospectus supplement and the documents incorporated by reference contain statements that constitute “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended by the Private Securities Litigation Reform Act of 1995, including but not limited to management’s outlook for UBS’s financial performance, statements relating to the anticipated effect of transactions and strategic initiatives on UBS’s business and future development and goals or intentions to achieve climate, sustainability and other social objectives. Forward-looking statements can sometimes be identified by the use of forward-looking terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “potential,” “seeks,” “aims,” “projects,” “predicts,” “is optimistic,” “intends,” “plans,” “estimates,” “targets,” “anticipates,” “continues” or other comparable terms or negatives of these terms, but not all forward-looking statements include such identifying words.

While these forward-looking statements represent UBS’s judgments, expectations and objectives concerning the matters described, a number of risks, uncertainties and other important factors could cause actual developments and results to differ materially from UBS’s expectations. In particular, the global economy may be negatively affected by shifting political circumstances, including as a result of elections, increased tension between world powers, growing conflicts in the Middle East, as well as the continuing Russia-Ukraine war. In addition, the ongoing conflicts may continue to cause significant population displacement, and lead to shortages of vital commodities, including energy shortages and food insecurity outside the areas immediately involved in armed conflict. Governmental responses to the armed conflicts, including, with respect to the Russia-Ukraine war, coordinated successive sets of sanctions on Russia and Belarus, and Russian and Belarusian entities and nationals, and the uncertainty as to whether the ongoing conflicts will further widen and intensify, may continue to have significant adverse effects on the market and macroeconomic conditions, including in ways that cannot be anticipated. UBS’s acquisition of the Credit Suisse Group has materially changed its outlook and strategic direction and introduced new operational challenges. The integration of the Credit Suisse entities into the UBS structure is expected to take between three and five years and presents significant risks, including the risks that UBS Group AG may be unable to achieve the cost reductions and other benefits contemplated by the transaction. This creates significantly greater uncertainty about forward-looking statements.

Other factors that may affect UBS’s performance and ability to achieve its plans, outlook and other objectives also include, but are not limited to:

•

the degree to which UBS is successful in the execution of its strategic plans, including its cost reduction and efficiency initiatives and its ability to manage its levels of risk-weighted assets (“RWA”) and leverage ratio denominator, liquidity coverage ratio and other financial resources, including changes in RWA assets and liabilities arising from higher market volatility and the size of the combined Group;

•

the degree to which UBS is successful in implementing changes to its businesses to meet changing market, regulatory and other conditions, including as a result of the acquisition of the Credit Suisse Group;

•	increased inflation and interest rate volatility in major markets;

•

developments in the macroeconomic climate and in the markets in which UBS operates or to which it is exposed, including movements in securities prices or liquidity, credit spreads, currency exchange rates, deterioration or slow recovery in residential and commercial real estate markets, the effects of economic conditions, including elevated inflationary pressures, market developments, increasing geopolitical tensions, and changes to national trade policies on the financial position or creditworthiness of UBS’s clients and counterparties, as well as on client sentiment and levels of activity;

•

changes in the availability of capital and funding, including any adverse changes in UBS’s credit spreads and credit ratings of UBS, Credit Suisse, sovereign issuers, structured credit products or credit-related exposures, as well as availability and cost of funding to meet requirements for debt eligible for total loss-absorbing capacity (“TLAC”), in particular in light of the acquisition of the Credit Suisse Group;

•

changes in central bank policies or the implementation of financial legislation and regulation in Switzerland, the U.S., the United Kingdom (the “U.K.”), the European Union (the “EU”) and other financial centers that have imposed, or resulted in, or may do so in the future, more stringent or entity-specific capital, TLAC, leverage ratio, net stable funding ratio, liquidity and funding requirements, heightened operational resilience requirements, incremental tax requirements, additional levies, limitations on permitted activities, constraints on remuneration, constraints on transfers of capital and liquidity and sharing of operational costs across the Group or other measures, and the effect these will or would have on UBS’s business activities;

•

UBS’s ability to successfully implement resolvability and related regulatory requirements and the potential need to make further changes to the legal structure or booking model of UBS in response to legal and regulatory requirements and any additional requirements due to its acquisition of the Credit Suisse Group, or other developments;

•

UBS’s ability to maintain and improve its systems and controls for complying with sanctions in a timely manner and for the detection and prevention of money laundering to meet evolving regulatory requirements and expectations, in particular in current geopolitical turmoil;

•	the uncertainty arising from domestic stresses in certain major economies;

•

changes in UBS’s competitive position, including whether differences in regulatory capital and other requirements among the major financial centers adversely affect UBS’s ability to compete in certain lines of business;

•

changes in the standards of conduct applicable to its businesses that may result from new regulations or new enforcement of existing standards, including measures to impose new and enhanced duties when interacting with customers and in the execution and handling of customer transactions;

•

the liability to which UBS may be exposed, or possible constraints or sanctions that regulatory authorities might impose on UBS, due to litigation, contractual claims and regulatory investigations, including the potential for disqualification from certain businesses, potentially large fines or monetary penalties, or the loss of licenses or privileges as a result of regulatory or other governmental sanctions, as well as the effect that litigation, regulatory and similar matters have on the operational risk component of its RWA, including as a result of its acquisition of the Credit Suisse Group, as well as the amount of capital available for return to shareholders;

•	the effects on UBS’s business, in particular cross-border banking, of sanctions, tax or regulatory developments and of possible changes in UBS’s policies and practices;

•	UBS’s ability to retain and attract the employees necessary to generate revenues and to manage, support and control its businesses, which may be affected by competitive factors;

•

changes in accounting or tax standards or policies, and determinations or interpretations affecting the recognition of gain or loss, the valuation of goodwill, the recognition of deferred tax assets and other matters;

•

UBS’s ability to implement new technologies and business methods, including digital services and technologies, and ability to successfully compete with both existing and new financial service providers, some of which may not be regulated to the same extent;

•	limitations on the effectiveness of UBS’s internal processes for risk management, risk control, measurement and modeling, and of financial models generally;

•

the occurrence of operational failures, such as fraud, misconduct, unauthorized trading, financial crime, cyberattacks, data leakage and systems failures, the risk of which is increased with cyberattack threats from both nation states and non-nation-state actors targeting financial institutions;

•

restrictions on the ability of UBS Group AG and UBS AG to make payments or distributions, including due to restrictions on the ability of its subsidiaries to make loans or distributions, directly or indirectly, or, in the case of financial difficulties, due to the exercise by the Swiss Financial Market Supervisory Authority FINMA (“FINMA”) or the regulators of UBS’s operations in other countries of their broad statutory powers in relation to protective measures, restructuring and liquidation proceedings;

•	the degree to which changes in regulation, capital or legal structure, financial results or other factors may affect UBS’s ability to maintain its stated capital return objective;

•

uncertainty over the scope of actions that may be required by UBS, governments and others for UBS to achieve goals relating to climate, environmental and social matters, as well as the evolving nature of underlying science and industry and the possibility of conflict between different governmental standards and regulatory regimes;

•	the ability of UBS to access capital markets;

•

the ability of UBS to successfully recover from a disaster or other business continuity problem due to a hurricane, flood, earthquake, terrorist attack, war, conflict (e.g. the Russia–Ukraine war), pandemic, security breach, cyberattack, power loss, telecommunications failure or other natural or man-made event, including the ability to function remotely during long-term disruptions such as the COVID-19 (coronavirus) pandemic;

•

the level of success in the absorption of Credit Suisse, in the integration of the two groups and their businesses, and in the execution of the planned strategy regarding cost reduction and divestment of any non-core assets, the existing assets and liabilities of Credit Suisse, the level of resulting impairments and write-downs, the effect of the consummation of the integration on the operational results, share price and credit rating of UBS – delays, difficulties, or failure in closing the transaction may cause market disruption and challenges for UBS to maintain business, contractual and operational relationships; and

•

the effect that these or other factors or unanticipated events, including media reports and speculations, may have on its reputation and the additional consequences that this may have on its business and performance.

The sequence in which the factors above are presented is not indicative of their likelihood of occurrence or the potential magnitude of their consequences. UBS’s business and financial performance could be affected by other factors identified in our past and future filings and reports, including those filed with the SEC. More detailed information about those factors is set forth in documents furnished by UBS and filings made by UBS with the SEC, including UBS Group AG and UBS AG Annual Report on Form 20-F for the year ended December 31, 2023 (the “UBS AG 2023 20-F”). UBS AG is not under any obligation to (and expressly disclaims any obligation to) update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise.

Incorporation of Information About UBS AG

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that:

•	The incorporated documents are considered part of this prospectus.

•	We can disclose important information to you by referring you to those documents.

•	Information that we file with the SEC from time to time will automatically be considered to update and supersede the information in this prospectus.

UBS AG filed the UBS AG 2023 20-F with the SEC on March 28, 2024. UBS AG is incorporating the UBS AG 2023 20-F by reference into this prospectus.

UBS AG also incorporates herein by reference the Form 6-K filed on March 28, 2024, as amended by the additional Form 6-K filed on May 7, 2024, which include as exhibits the audited consolidated financial statements of CS AG as of December 31, 2022 and 2023 and for the three year period ended December 31, 2023, and the accompanying notes thereto and certain unaudited pro forma condensed combined financial information related to the Merger, including an unaudited pro forma condensed combined income statement for the year ended December 31, 2023, prepared as if the Merger occurred on January 1, 2023, and the unaudited pro forma condensed combined balance sheet as of December 31, 2023. UBS AG also incorporates herein by reference the Form 6-K filed on August  23, 2024, which contains certain unaudited pro forma condensed combined financial information related to the Merger, including an unaudited pro forma condensed combined income statement for the six months ended June 30, 2024 and the unaudited pro forma condensed combined income statement for the year ended December 31, 2023, in each case prepared as if the Merger occurred on January 1, 2023.

Furthermore, UBS AG incorporates herein by reference the Current Reports on Form 6-K dated January 12, 2024 (containing the media release entitled “Changes to the UBS Board of Directors,” except for the quotes from the Chairman of the Board of Directors of UBS Group AG), January 24, 2024 (containing the media release entitled “Changes to the UBS Group Executive Board,” except for the quote from the Group Chief Executive Officer), March  28, 2024 (containing UBS AG’s standalone financial statements and regulatory information for the year ended December  31, 2023), March  28, 2024 (containing the table titled “Capitalization of UBS AG”), May 7, 2024 (containing UBS Group AG’s first quarter 2024 report), May  7, 2024 (containing UBS AG’s first quarter 2024 report), May 7, 2024 (containing the table titled “Capitalization of UBS AG”), May  13, 2024 (containing UBS AG’s Articles of Association dated April 23, 2024), May 30, 2024 (containing the media release “UBS announces changes to Group Executive Board” except for the quote of the Group Chief Executive Officer), May 31, 2024 (containing the media release “UBS completes merger of UBS AG and Credit Suisse AG” except for the quote of the Group Chief Executive Officer), August 14, 2024 (containing UBS Group AG’s second quarter 2024 report), August 14, 2024 (containing UBS Group AG’s standalone financial statements for the six months ended June 30, 2024), August 23, 2024 (containing UBS AG’s second quarter 2024 report), August  23, 2024 (containing the table titled “Capitalization of UBS AG”), October 30, 2024 (containing UBS Group AG’s third quarter 2024 report), November  8, 2024 (containing the table titled “Capitalization of UBS AG”), November 8, 2024 (containing UBS AG’s third quarter 2024 report) (the “2024 Q3 Report”) and February 4, 2025 (containing UBS Group AG’s fourth quarter 2024 report).

In addition, UBS AG incorporates by reference into the registration statement of which this prospectus is a part all annual reports that it files on Form 20-F of the Exchange Act and, only to the extent designated therein, any Reports on Form 6-K of UBS AG filed with, but not furnished to, the SEC by UBS AG after (i) the date of the initial registration statement and prior to effectiveness of the registration statement and (ii) the date of this prospectus and before the date the subsidiaries and affiliates of UBS AG stop offering securities pursuant to this prospectus.

Any statement in this prospectus contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement in this prospectus or in any later filed document modifies or supersedes that statement. Any statement that is modified or superseded in this manner will no longer be a part of this prospectus, except as modified or superseded.

We will provide, upon request, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this prospectus. You may request a copy of these filings, at no cost, by writing or telephoning UBS AG at the following address or telephone number:

UBS AG

Investor Relations

Bahnhofstrasse 45

P.O. Box

8098 Zurich

Switzerland

+41 44 234 41 00

Where You Can Find More Information

UBS AG files periodic reports and other information with the SEC. Copies of the documents filed by UBS AG with the SEC may be obtained either on the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC, or, partly, on the website of the Group at https://www.ubs.com/investors. Information on our website is not incorporated by reference into this prospectus or the securities filings of UBS AG and is not part of this prospectus unless otherwise specifically incorporated by reference.

We have filed a registration statement under the Securities Act on Form F-3 with the SEC covering the securities. For further information about the securities and UBS AG, you should review the registration statement of which this prospectus is a part, its exhibits and the documents incorporated by reference into this prospectus. This prospectus summarizes material provisions of the contracts and other documents that we refer you to. Since this prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to the registration statement of which this prospectus is a part.

Presentation of Financial Information

UBS AG’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with IFRS Accounting Standards issued by the International Accounting Standards Board. UBS AG’s consolidated financial statements are denominated in U.S. dollars. CS AG’s consolidated financial statements, which are incorporated by reference into this prospectus, have been prepared in accordance with accounting principles generally accepted in the United States of America, which we refer to as “U.S. GAAP.” CS AG’s consolidated financial statements are denominated in Swiss francs, the legal tender of Switzerland. On January 31, 2025, the Swiss franc to U.S. dollar exchange rate was 0.9088 Swiss francs = 1 U.S. dollar.

Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others

UBS AG is a bank domiciled in Switzerland. Many of its directors and executive officers, including the majority of the persons who signed the registration statement of which this prospectus is a part, and certain experts named in this prospectus, are resident outside the United States, and all or a substantial portion of our assets and the assets of those persons are located outside the United States. As a result, it may be difficult for you to serve legal process on UBS AG or its directors and executive officers resident outside of the United States or have any of them appear in a U.S. court. We have been advised by Homburger AG, Swiss counsel to UBS AG, that, due to the lack of reciprocal legislation between Switzerland and the United States, it may be difficult for you to enforce in Switzerland judgments obtained in U.S. courts against UBS AG (or any of its directors or executive officers resident in Switzerland). In addition, there is doubt as to the enforceability in Switzerland, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal or state securities laws of the United States.

UBS AG

OVERVIEW

UBS AG with its subsidiaries provides financial advice and solutions to private, institutional and corporate clients worldwide, as well as private clients in Switzerland. UBS AG is a Swiss bank and the parent company of the UBS AG Group. It is 100% owned by UBS Group AG, which is the holding company of UBS. The UBS AG Group operates through five business divisions: Global Wealth Management, Personal & Corporate Banking, Asset Management, the Investment Bank and Non-core and Legacy. Group functions are support and control functions that provide services to the UBS AG Group.

On September 30, 2024, UBS AG’s consolidated common equity tier 1 (“CET1”) capital ratio was 16.4%, the CET1 leverage ratio was 5.2% and the total loss-absorbing capacity ratio was 38.2%.1 On the same date, invested assets stood at USD 6,199 billion and equity attributable to UBS AG shareholders was USD 96,943 million. On the same date, the UBS AG Group employed 69,185 people (full-time equivalents).

[1]	All figures based on the Swiss systemically relevant bank framework. Refer to the “Capital management” section of the UBS AG 2023 20-F and of the 2024 Q3 Report for more information.

BUSINESS OVERVIEW

Each of the business divisions and Group Functions are described below. A description of their businesses, organizational structures, products and services and targeted markets can be found under “Our businesses” in the “Our business model and environment” section of the UBS AG 2023 20-F and under “Our businesses” in the “Business divisions and Group Items” section of the 2024 Q3 Report.

Global Wealth Management

Global Wealth Management provides financial services, advice and solutions to private wealth clients. Its offering ranges from investment management to estate planning and corporate finance advice, in addition to specific wealth management and banking products and services.

Personal & Corporate Banking

Personal & Corporate Banking serves its private, corporate, and institutional clients’ needs, from banking to retirement, financing, investments and strategic transactions, in Switzerland, through its branch network and digital channels.

Asset Management

Asset Management is a global, large-scale and diversified asset manager. It offers investment capabilities and styles across all major traditional and alternative asset classes, as well as advisory support to institutions, wholesale intermediaries and wealth management clients.

Investment Bank

The Investment Bank provides a range of services to institutional, corporate and wealth management clients globally, to help them raise capital, grow their businesses, invest and manage risks. Its offering includes research, advisory services, facilitating clients raising debt and equity from the public and private markets and capital markets, cash and derivatives trading across equities and fixed income, and financing.

Non-core and Legacy

Non-core and Legacy includes positions and businesses not aligned with UBS’s strategy and policies. Those consist of the assets and liabilities that prior to the acquisition were reported as part of the former Capital Release Unit (Credit Suisse) and certain assets and liabilities of the former Investment Bank (Credit Suisse), the former Corporate Center (Credit Suisse) and other former Credit Suisse business divisions. Non-core and legacy also includes the remaining assets and liabilities of UBS’s Non-core and Legacy Portfolio previously reported in Group Functions (which has been renamed Group Items) and smaller amounts of assets and liabilities of UBS’s business divisions that have been assessed as not strategic in light of the acquisition of the Credit Suisse Group.

Group Functions

Group Functions are support and control functions that provide services to the Group. Virtually all costs incurred by the support and control functions are allocated to the business divisions, leaving a residual amount, mainly related to certain Group funding and hedging items, that UBS AG refers to as Group Items in its segment reporting. Group Functions is made up of the following major areas: Group Services (which consists of the Group Operations and Technology Office, Corporate Services, Compliance, Regulatory & Governance, Finance, Risk Control, Human Resources, Communications & Branding, Legal, the Group Integration Office, Group Sustainability and Impact, and Chief Strategy Office) and Group Treasury.

CORPORATE INFORMATION

Our legal and commercial name is UBS AG. UBS AG was incorporated under the name SBC AG on February 28, 1978, for an unlimited duration and entered in the Commercial Register of Canton Basel-City on that day. UBS AG in its present form was created on June 29, 1998, by the merger of Union Bank of Switzerland (founded 1862) and Swiss Bank Corporation (founded 1872). UBS AG is entered in the Commercial Registers of Canton Zurich and Canton Basel-City. The registration number is CHE-101.329.561. On May 31, 2024, CS AG merged with and into UBS AG.

UBS AG is incorporated and domiciled in Switzerland and operates under the Swiss Code of Obligations as an Aktiengesellschaft, a corporation limited by shares. UBS AG’s Legal Entity Identifier (LEI) code is BFM8T61CT2L1QCEMIK50.

According to article 2 of the articles of association of UBS AG dated April 23, 2024, the purpose of UBS AG is the operation of a bank. Its scope of operations extends to all types of banking, financial, advisory, trading and service activities in Switzerland and abroad. UBS AG may establish branches and representative offices as well as banks, finance companies and other enterprises of any kind in Switzerland and abroad, hold equity interests in these companies, and conduct their management. UBS AG is authorized to acquire, mortgage and sell real estate and building rights in Switzerland and abroad. UBS AG may borrow and invest money on the capital markets. UBS AG is part of the group of companies controlled by the group parent company UBS Group AG. It may promote the interests of the group parent company or other group companies. It may provide loans, guarantees and other kinds of financing and security for group companies.

The addresses and telephone numbers of UBS AG’s two registered offices and principal executive offices are: Bahnhofstrasse 45, 8001 Zurich, Switzerland, telephone +41 44 234 1111; and Aeschenvorstadt 1, 4051 Basel, Switzerland, telephone +41 61 288 20 20.

Swiss Regulatory Powers

If UBS AG experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings or impose protective measures in relation to UBS AG, which proceedings or measures may have a material adverse effect on UBS AG’s shareholders and creditors.

Under the Swiss Federal Banking Act of November 8, 1934 (as amended, the “Swiss Banking Act”), FINMA is able to exercise broad statutory powers with respect to Swiss banks and Swiss parent companies of financial groups, such as UBS Group AG, UBS AG and UBS Switzerland AG, if there is justified concern that the entity is over-indebted, has serious liquidity problems or, after the expiration of any relevant deadline, no longer fulfills capital adequacy requirements. Such powers include ordering protective measures, instituting restructuring proceedings (and exercising any Swiss resolution powers in connection therewith), and instituting liquidation proceedings, all of which may have a material adverse effect on shareholders and creditors or may prevent UBS Group AG, UBS AG or UBS Switzerland AG from paying dividends or making payments on debt obligations.

UBS would have limited ability to challenge any such protective measures, and creditors and shareholders would also have limited ability under Swiss law or in Swiss courts to reject them, seek their suspension, or challenge their imposition, including measures that require or result in the deferment of payments.

If restructuring proceedings are opened with respect to UBS Group AG, UBS AG or UBS Switzerland AG, the resolution powers that FINMA may exercise include the power to: (i) transfer all or some of the assets, debt and other liabilities, and contracts of the entity subject to proceedings to another entity; (ii) stay for a maximum of two business days (a) the termination of, or the exercise of rights to terminate, netting rights, (b) rights to enforce or dispose of certain types of collateral or (c) rights to transfer claims, liabilities or certain collateral, under contracts to which the entity subject to proceedings is a party; and/or (iii) partially or fully write down the equity capital and regulatory capital instruments and, if such regulatory capital is fully written down, write down or convert into equity the other debt instruments of the entity subject to proceedings. Shareholders and creditors would have no right to reject, or to seek the suspension of, any restructuring plan pursuant to which such resolution powers are exercised. They would have only limited rights to challenge any decision to exercise resolution powers or to have that decision reviewed by a judicial or administrative process or otherwise.

Upon full or partial write-down of the equity and regulatory capital instruments of the entity subject to restructuring proceedings, the relevant shareholders and creditors would receive no payment in respect of the equity and debt that is written down, the write-down would be permanent, and the investors would likely not, at such time or at any time thereafter, receive any shares or other participation rights, or be entitled to any write-up or any other compensation in the event of a potential subsequent recovery of the debtor. If FINMA orders the conversion of debt of the entity subject to restructuring proceedings into equity, the securities received by the investors may be worth significantly less than the original debt and may have a significantly different risk profile. In addition, creditors receiving equity would be effectively subordinated to all creditors of the restructured entity in the event of a subsequent winding up, liquidation or dissolution of the restructured entity, which would increase the risk that investors would lose all or some of their investment.

FINMA has significant discretion in the exercise of its powers in connection with restructuring proceedings. Furthermore, certain categories of debt obligations, such as certain types of deposits, are subject to preferential treatment. As a result, holders of obligations of an entity subject to a Swiss restructuring proceeding may have their obligations written down or converted into equity even though obligations ranking on par with such obligations are not written down or converted.

For a description of the regulation and supervision of UBS AG more generally, please see the UBS AG 2023 20-F and the other documents incorporated by reference into this prospectus.

Use of Proceeds

Unless we tell you otherwise in the applicable prospectus supplement, we intend to use the proceeds from the sale of the securities to provide additional funds for our operations and for general corporate purposes outside of Switzerland. We will receive the net proceeds from sales of the securities made in connection with their original issuance and in connection with any market-making resales that UBS AG itself undertakes. We do not expect to receive any proceeds from resales of the securities by UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other affiliates in market-making transactions. We expect our affiliates to retain the proceeds of their market-making resales and not to pay the proceeds to us.

Description of Debt Securities We May Offer

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In particular, the debt securities are obligations solely of UBS AG, and not of any of its subsidiaries, including, without limitation, UBS Switzerland AG. Also, in this section, references to “holders” and “you” mean those who own debt securities registered in their own names on the books that we or the applicable UBS AG Debt Trustee maintains for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This section describes the general terms that will apply to any debt securities that may be offered by UBS AG, either directly or acting through one of its branches pursuant to this prospectus. The specific terms of the offered debt securities, and the extent to which the general terms described in this section apply to debt securities, will be described in the related prospectus supplement at the time of the offer.

The UBS AG Debt Indentures

As required by U.S. federal law for publicly offered bonds and notes, the debt securities are governed by documents called indentures. The UBS AG Debt Indentures are contracts between us and a trustee. U.S. Bank

Trust National Association acts as Senior Debt Trustee under the Senior Debt Indenture. The Bank of New York Mellon acts as CS Legacy Debt Trustee under the CS Legacy Debt Indenture.

The UBS AG Debt Trustees have two main roles:

•

First, the applicable UBS AG Debt Trustee can enforce your rights against us if we default. There are limitations on the extent to which the applicable UBS AG Debt Trustee acts on your behalf, which we describe below under “—Default, Remedies and Waiver of Default.”

•	Second, the UBS AG Debt Trustees perform administrative duties for us, such as sending you interest payments and notices.

See “—Our Relationship with the UBS AG Debt Trustees” below for more information about the UBS AG Debt Trustees.

The UBS AG Debt Indentures do not contain any covenants or other provisions designed to protect holders of the debt securities against a reduction in the creditworthiness of UBS AG in the event of a highly leveraged transaction or that would prohibit other transactions that might adversely affect holders of the debt securities, including a change in control of UBS AG.

We May Issue Many Series of Debt Securities Under the UBS AG Debt Indentures

We may issue as many distinct series of debt securities under each UBS AG Debt Indenture as we wish. This section summarizes terms of the debt securities that apply generally to all series. The provisions of each UBS AG Debt Indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under the applicable UBS AG Debt Indenture, but also to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series. Most of the financial and other specific terms of the series to which your debt security belongs will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

We may issue debt securities separately or together with other debt securities.

As you read this section, please remember that the specific terms of your debt security as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to a series of debt securities, we mean a series issued under the applicable UBS AG Debt Indenture. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Unless we indicate otherwise in the applicable prospectus supplement, the debt securities we issue to you will be part of the series of debt securities referred to as our “medium-term notes, Series B” (“Series B notes”) and issued pursuant to the Senior Debt Indenture. The Series B notes are a single distinct series under the Senior Debt Indenture, and we may issue Series B notes in such amounts, at such times and on such terms as we wish. The Series B notes will differ from one another, and from any other series, in their terms, but all of the Series B notes together will constitute a single series for all purposes under the Senior Debt Indenture.

Amounts That We May Issue

The UBS AG Debt Indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. The debt securities may be issued in one or more series with the same or various maturities, at a price of 100% of their principal amount or at a premium or a discount.

We have already issued Series B notes, many of which are currently outstanding. We intend to issue additional Series B notes, and may issue additional Series B notes at any time, without your consent and without notifying you. We may also issue debt securities and other securities at any time without your consent and without notifying you.

The UBS AG Debt Indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities.

Principal Amount, Stated Maturity and Maturity

The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment.

When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

This Section Is Only a Summary

The applicable UBS AG Debt Indenture and its associated documents, including your debt security, contain the full legal text governing the matters described in this section and the applicable prospectus supplement. We have filed a copy of each UBS AG Debt Indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain a copy.

This section and the applicable prospectus supplement summarize all the material terms of the applicable UBS AG Debt Indenture and your debt security. They do not, however, describe every aspect of the applicable UBS AG Debt Indenture or your debt security. For example, in this section and the applicable prospectus supplement, we use terms that have been given special meaning in the applicable UBS AG Debt Indenture, but we describe the meaning of only the more important of those terms.

Governing Law

Each UBS AG Debt Indenture is, and the debt securities will be, governed by New York law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless the applicable prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or another firm that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your debt securities in the specified currency, except as described below in “—Payment Mechanics for Debt Securities.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in this kind of debt securities.

Types of Debt Securities

We may issue any of the three types of debt securities described below. A debt security may have elements of each of the three types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price lower than the principal amount. See “—Original Issue Discount Debt Securities” below for more information about zero coupon and other original issue discount debt securities.

Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security has been converted or exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

Interest Rate Formulas. A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment.

We will pay interest on each interest payment date and at maturity as described below under “—Payment Mechanics for Debt Securities.”

CS Legacy Debt Securities Interest Rate Formulas. Unless otherwise specified in the applicable prospectus supplement, the calculation agent will determine the interest rate basis with respect to floating rate CS legacy debt securities as follows:

Commercial Paper Rate CS Legacy Debt Securities. Commercial Paper rate CS legacy debt securities will bear interest at the interest rate (calculated by reference to the Commercial Paper rate and the spread and/or spread multiplier, if any) specified in the Commercial Paper Rate CS legacy debt security and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Commercial Paper rate” means, with respect to any interest determination date relating to a Commercial Paper Rate CS legacy debt security, the money market yield (as defined below) of the rate on that date for commercial paper having the index maturity designated in the applicable prospectus supplement, as published in H.15(519), under the heading “Commercial Paper - Non-financial.” In the event that the rate is not published prior to 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, then the Commercial Paper rate will be the money market yield of the rate on the interest determination date for commercial paper of the specified index maturity as published in H.15 daily update under the heading “Commercial Paper - Non-financial” (with an index maturity of one month, two months or three months being deemed to be equivalent to an index maturity of 30 days, 60 days or 90 days, respectively). If by 3:00 p.m., New York City time, on that calculation date, the rate is not yet available in either H.15(519) or H.15 daily update, the calculation agent will calculate the Commercial Paper rate on that interest determination date, which will be the money market yield corresponding to the arithmetic mean of the offered rates as of approximately 11:00 a.m., New York City time, on that interest determination date for commercial paper of the specified index maturity placed for a non-financial issuer whose bond rating is “AA” or the equivalent, from a nationally recognized rating agency as quoted by three leading dealers of commercial paper in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the dealers selected as aforesaid by us or the calculation agent, as applicable, are not quoting offered rates as set forth above, the Commercial Paper rate with respect to such interest determination date will be the same as the Commercial Paper rate for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

“Money market yield” will be a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal, and “M” refers to the actual number of days in the period for which interest is being calculated.

Federal Funds Rate CS Legacy Debt Securities/Federal Funds Open Rate CS Legacy Debt Securities. Federal Funds rate CS legacy debt securities will bear interest at the interest rate (calculated by reference to the Federal Funds rate and the spread and/or spread multiplier, if any) specified in the Federal Funds rate CS legacy debt securities and in the applicable prospectus supplement. Federal Funds open rate CS legacy debt securities, which we refer to as Federal Funds open rate CS legacy debt securities, will bear interest at the interest rate (calculated by reference to the Federal Funds open rate and the spread and/or spread multiplier, if any) specified in the Federal Funds open rate CS legacy debt securities and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds rate” means, with respect to any interest determination date relating to a Federal Funds rate CS legacy debt security, the rate applicable to such date for Federal Funds opposite the caption “Federal funds (effective),” as displayed on Reuters on page 118 (or any page which may replace such page on such service) under the heading “EFFECT” on the business day immediately following such interest determination date. If such rate is not so published by 3:00 p.m., New York City time, on the business day immediately following such interest determination date, the Federal Funds rate will be the rate applicable to such interest determination date as published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) under the heading “Federal Funds (effective).” If that rate is not published in H.15 daily update (or such other recognized electronic source used for the purpose of displaying such rate) by 4:15 p.m., New York City time, on the business day immediately following such interest determination date, the calculation agent will calculate the Federal Funds rate applicable to such interest determination date, which will be the arithmetic mean of the rates for the last transaction in overnight United States dollar Federal Funds as of 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in The City of New York selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected as aforesaid by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds rate applicable to such interest determination date will be the same as the Federal Funds rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

Unless otherwise specified in the applicable prospectus supplement, the “Federal Funds open rate” means, with respect to any interest determination date relating to a Federal Funds open rate CS legacy debt security, the rate for such day for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as published under the heading “Federal Funds” opposite the caption “Open” as such rate is displayed on Reuters (or any successor service) on page 5 (or any page which may replace such page on such service) (“Reuters Page 5”). In the event that on any interest determination date no reported rate appears on Reuters Page 5 by 3:00 p.m., New York City time, the rate for the interest determination date will be the rate for that day displayed on FFPREBON Index page on Bloomberg which is the Fed Funds Opening Rate as reported by Prebon Yamane (or any successor) on Bloomberg. In the event that on any interest determination date no reported rate appears on Reuters Page 5 or the FFPREBON Index page on Bloomberg or another recognized electronic source by 3 p.m., New York City time, the interest rate applicable to the next interest reset period will be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar Federal Funds prior to 9:00 a.m., New York City time, on such interest determination date arranged by three leading brokers (which may include any underwriters, agents or their affiliates) of Federal Funds transactions in New York City selected and identified by us or the calculation agent (after consultation with us), as applicable; provided, however, that if the brokers selected by us or the calculation agent, as applicable, are not quoting as set forth above, the Federal Funds open rate with respect to such interest determination date will be the same as the Federal Funds open rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate). Notwithstanding the foregoing, the Federal Funds open rate in effect for any day that is not a business day shall be the Federal Funds open rate in effect for the prior business day.

Prime Rate CS Legacy Debt Securities. Prime rate CS legacy debt securities will bear interest at the interest rate (calculated by reference to the Prime rate and the spread and/or spread multiplier, if any) specified in the Prime rate CS legacy debt securities and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, “Prime rate” means, with respect to any interest determination date, the rate set forth in H.15(519) for that date opposite the caption “Bank Prime Loan” or, if not published by 3:00 p.m., New York City time, on the calculation date, the rate on such interest determination date as published in H.15 daily update under the caption “Bank Prime Loan.” If that rate is not yet published by 3:00 p.m., New York City time, on the calculation date pertaining to that interest determination date, the Prime rate for that interest determination date will be the arithmetic mean of the rates of interest publicly announced by each bank named on the Reuters Screen USPRIME1 Page (as defined below) as that bank’s prime rate or base lending rate as in effect as of 11:00 a.m., New York City time, for that interest determination date as quoted on the Reuters Screen USPRIME1 Page on that interest determination date, or, if fewer than four of these rates appear on the Reuters Screen USPRIME1 Page for that interest determination date, the rate will be the arithmetic mean of the prime rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on that interest determination date by at least two of the three major money center banks in The City of New York selected and identified by us or by the calculation agent (after consultation with us), as applicable, from which quotations are requested. If fewer than two quotations are provided, the calculation agent will calculate the Prime rate, which will be the arithmetic mean of the prime rates in The City of New York quoted by the appropriate number of substitute banks or trust companies organized and doing business under the laws of the United States, or any State thereof, in each case having total equity capital of at least $500 million and being subject to supervision or examination by federal or state authority, selected and identified by us or the calculation agent (after consultation with us), as applicable, to quote prime rates. “Reuters Screen USPRIME1 Page” means the display designated as the “USPRIME1” page on Reuters (or such other page as may replace the USPRIME1 Page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

SOFR CS Legacy Debt Securities. SOFR CS legacy debt securities will bear interest at the interest rate (calculated by reference to SOFR and the spread and/or spread multiplier, if any) specified in the SOFR CS legacy debt securities and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the interest rate for each interest reset period for a series of SOFR CS legacy debt securities will be determined by reference to Compounded Daily SOFR, calculated in accordance with the applicable formula set forth below by the calculation agent with respect to the Observation Period relating to such interest reset period. Interest periods for the SOFR CS legacy debt securities will begin on and include each interest payment date and end on but exclude the next succeeding interest payment date, except that the initial interest period will begin on and include the issue date and end on but exclude the first interest payment date. Each such period is an “interest reset period.” Unless otherwise specified in the applicable prospectus supplement, the “Observation Period” in respect of each interest reset period for a series of SOFR CS legacy debt securities will be the period from, and including, the date falling two U.S. Government Securities Business Days prior to the first date in such interest reset period to, but excluding, the date falling two U.S. Government Securities Business Days prior to the interest payment date for such interest reset period; provided, however, in the case of any Observation Period during which any SOFR CS legacy debt securities become due and payable on a date other than an interest payment date, in respect of such SOFR CS legacy debt securities that become due and payable only, such Observation Period will end on (but exclude) the date falling two U.S. Government Securities Business Days prior to such earlier date, if any, on which such SOFR CS legacy debt securities become due and payable.

“Compounded Daily SOFR” means, with respect to any interest reset period and the related interest determination date

(a) if index determination is specified as being applicable in the applicable prospectus supplement, the rate determined by the calculation agent on the relevant interest determination date in accordance with the following formula:

where:

“SOFR IndexStart” means the SOFR Index in respect of the day that is two U.S. Government Securities Business Days preceding the first day of the relevant interest reset period;

“SOFR IndexEnd” means the SOFR Index in respect of the day that is two U.S. Government Securities Business Days preceding the last day of the relevant interest reset period (but which last day is by definition excluded from such interest reset period); and

“d” means the number of calendar days in the relevant Observation Period; provided, however, that, if the SOFR Index required to determine SOFR IndexStart or SOFR IndexEnd does not appear on the New York Federal Reserve’s Website at the Relevant Time on the relevant U.S. Government Securities Business Day, then “Compounded Daily SOFR” for such interest reset period and each interest reset period thereafter will mean Compounded Daily SOFR as defined in, and be determined in accordance with, clause (b) below; or

(b) if either (i) index determination is specified as being not applicable in the applicable prospectus supplement, or (ii) this clause (b) applies to such interest reset period pursuant to the proviso in clause (a) above, the rate determined by the calculation agent on the relevant interest determination date in accordance with the following formula:

where:

“d” means the number of calendar days in the relevant Observation Period;

“do” means the number of U.S. Government Securities Business Days in the relevant Observation Period;

“i” is a series of whole numbers from one to do, each representing the relevant U.S. Government Securities Business Days in chronological order from (and including) the first U.S. Government Securities Business Day in the relevant Observation Period;

“ni” means, for any U.S. Government Securities Business Day “i” in the relevant Observation Period, the number of days from (and including) such U.S. Government Securities Business Day “i” up to (but excluding) the following U.S. Government Securities Business Day (“i+1”); and “SOFRi” means, in respect of any U.S. Government Securities Business Day “i” in the relevant Observation Period, the SOFR Reference Rate in respect of such U.S. Government Securities Business Day “i.”

For purposes of clause (a) above, “SOFR Index” means, in respect of any U.S. Government Securities Business Day, the value of the SOFR Index published for such U.S. Government Securities Business Day as such value appears on the New York Federal Reserve’s Website at the Relevant Time on such U.S. Government Securities Business Day. For purposes of clause (b) above, “SOFR Reference Rate” means, in respect of any U.S. Government Securities Business Day,

(1) a rate equal to SOFR for such U.S. Government Securities Business Day appearing on the New York Federal Reserve’s Website on or about the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day; or

(2) if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1) above, unless we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day, SOFR in respect of the last U.S. Government Securities Business Day for which such rate was published on the New York Federal Reserve’s Website; or

(3) if SOFR in respect of such U.S. Government Securities Business Day does not appear as specified in clause (1) above and we or the Benchmark Replacement Agent, if any, determines that a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark on or prior to the Relevant Time on the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or, if the then-current Benchmark is not SOFR, on or prior to the Relevant Time on the Alternative Relevant Date), then (subject to the subsequent operation of this clause (3)) from (and including) the U.S. Government Securities Business Day immediately following such U.S. Government Securities Business Day (or the Alternative Relevant Date, as applicable) (the “Affected Day”), “SOFR Reference Rate” shall mean, in respect of such U.S. Government Securities Business Day and each U.S. Government Securities Business Day thereafter, the applicable Benchmark Replacement for such U.S.

Government Securities Business Day appearing on, or obtained from, the Alternative Relevant Source at the Alternative Relevant Time on the Alternative Relevant Date, in each case, as determined by the calculation agent.

If the Benchmark Replacement is at any time required to be used pursuant to clause (3) of the definition of SOFR Reference Rate, then we or the Benchmark Replacement Agent, if any, will determine the Benchmark Replacement with respect to the then-current Benchmark in accordance with the definition thereof. If we have or the Benchmark Replacement Agent has, as applicable, determined the Benchmark Replacement, then:

(a) we or the Benchmark Replacement Agent, as applicable, shall also determine the method for determining the rate described in clause (a) of paragraph (1), (2) or (3) of the definition of “Benchmark Replacement,” as applicable (including (i) the page, section or other part of a particular information service on or source from which such rate appears or is obtained (the “Alternative Relevant Source”), (ii) the time at which such rate appears on, or is obtained from, the Alternative Relevant Source (the “Alternative Relevant Time”), (iii) the day on which such rate will appear on, or is obtained from, the Alternative Relevant Source in respect of each U.S. Government Securities Business Day (the “Alternative Relevant Date”), and (iv) any alternative method for determining such rate if it is unavailable at the Alternative Relevant Time on the applicable Alternative Relevant Date), which method shall be consistent with industry-accepted practices for such rate, if any;

(b) from (and including) the Affected Day, references to the Relevant Time shall be deemed to be references to the Alternative Relevant Time;

(c) if we or the Benchmark Replacement Agent, as applicable, determines that (i) changes to the definitions of business day, Compounded Daily SOFR, day count fraction, interest determination date, interest payment date, interest reset period, Observation Period, SOFR Reference Rate or U.S. Government Securities Business Day and/or (ii) any other technical changes to any other provision of the SOFR CS legacy debt securities described in this prospectus or in the applicable prospectus supplement are necessary in order to implement the Benchmark Replacement (including any alternative method described in subclause (iv) of paragraph (a) above) as the Benchmark in a manner substantially consistent with market practices (or, if we or the Benchmark Replacement Agent, as the case may be, decides that adoption of any portion of such market practice is not administratively feasible or if we or the Benchmark Replacement Agent, as the case may be, determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or the Benchmark Replacement Agent, as the case may be, determines is reasonably necessary), such definitions or other provisions will be amended to reflect such changes, which amendments shall become effective without consent or approval of the holders of the SOFR CS legacy debt securities or any other party; and

(d) we will give notice or will procure that notice is given as soon as practicable to the calculation agent, the CS Legacy Debt Trustee and the holders of the SOFR CS legacy debt securities, specifying the Benchmark Replacement, as well as the details described in paragraph (a) above and the amendments implemented as contemplated in paragraph (c) above.

For purposes of the definition of Compounded Daily SOFR:

“Benchmark” means SOFR, provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to SOFR or such other then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Benchmark Replacement” means, with respect to the then-current Benchmark, the first alternative set forth in the order presented below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:

(1) the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body as the replacement for the then-current Benchmark for the applicable Corresponding Tenor and (b) the Benchmark Replacement Adjustment; or

(2) the sum of: (a) the ISDA Fallback Rate and (b) the Benchmark Replacement Adjustment; or

(3) the sum of: (a) the alternate rate of interest that has been selected by us or the Benchmark Replacement Agent, if any, as the replacement for the then-current Benchmark for the applicable Corresponding Tenor, provided that, (i) if we or the Benchmark Replacement Agent, as the case may be, determine that there is an industry-accepted replacement rate of interest for the then-current Benchmark for U.S. dollar-denominated floating rate debt securities at such time, we or it, as the case may be, shall select such industry-accepted rate, and (ii) otherwise, we or the Benchmark Replacement Agent, as the case may be, shall select such rate of interest that it has determined is most comparable to the then-current Benchmark, and (b) the Benchmark Replacement Adjustment.

“Benchmark Replacement Adjustment” means, with respect to any Benchmark Replacement, the first alternative set forth in the order below that can be determined by us or the Benchmark Replacement Agent, if any, as of the Benchmark Replacement Date with respect to the then-current Benchmark:

(1) the spread adjustment, or method for calculating or determining such spread adjustment, which may be a positive or negative value or zero, that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement;

(2) if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, the ISDA Fallback Adjustment;

(3) the spread adjustment, which may be a positive or negative value or zero, that has been selected by us or the Benchmark Replacement Agent, if any, to be applied to the applicable Unadjusted Benchmark Replacement in order to reduce or eliminate, to the extent reasonably practicable under the circumstances, any economic prejudice or benefit (as applicable) to holders of the SOFR CS legacy debt securities as a result of the replacement of the then-current Benchmark with such Unadjusted Benchmark Replacement for purposes of determining the SOFR Reference Rate, which spread adjustment shall be consistent with any industry-accepted spread adjustment, or method for calculating or determining such spread adjustment, applied to such Unadjusted Benchmark Replacement where it has replaced the then-current Benchmark for U.S. dollar-denominated floating rate securities at such time.

For purposes of this definition, “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Benchmark Replacement Agent” means any affiliate of us or such other person that has been appointed by us to make the calculations and determinations to be made by the Benchmark Replacement Agent described in this prospectus, so long as such affiliate or other person is a leading bank or other financial institution that is experienced in such calculations and determinations. We may elect, but are not required, to appoint a Benchmark Replacement Agent at any time. We will notify the holders of the SOFR CS legacy debt securities of any such appointment.

“Benchmark Replacement Date” means, with respect to the then-current Benchmark, the earliest to occur of the following events with respect thereto:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Relevant Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Relevant Time for such determination.

“Benchmark Transition Event” means, with respect to the then-current Benchmark, the occurrence of one or more of the following events with respect thereto:

(1) a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the central bank for the currency of the Benchmark, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” means, with respect to a Benchmark Replacement, a tenor (including overnight) having approximately the same length (disregarding any applicable business day convention) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2021 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc.

“ISDA Fallback Adjustment” means, with respect to any ISDA Fallback Rate, the spread adjustment, which may be a positive or negative value or zero, that would be applied to such ISDA Fallback Rate in the case of derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation event with respect to the then-current Benchmark for the applicable tenor.

“ISDA Fallback Rate” means, with respect to the then-current Benchmark, the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“New York Federal Reserve’s Website” means the website of the Federal Reserve Bank of New York, which is currently at http://www.newyorkfed.org, or any successor website of the Federal Reserve Bank of New York (or any successor administrator of the daily secured overnight financing rate or the SOFR Index, as applicable).

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System and/or the Federal Reserve Bank of New York or any successor thereto.

“Relevant Time” means 3:00 p.m., New York City time.

“SOFR” means, in respect of any U.S. Government Securities Business Day, the daily secured overnight financing rate for such U.S. Government Securities Business Day as provided by the Federal Reserve Bank of New York, as the administrator of such rate (or any successor administrator of such rate).

“U.S. Government Securities Business Day” means any day, except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association or any successor organization recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

If we appoint a Benchmark Replacement Agent and such Benchmark Replacement Agent is unable to determine whether a Benchmark Transition Event has occurred or, following the occurrence of a Benchmark Transition Event, has not selected the Benchmark Replacement as of the related Benchmark Replacement Date, then, in such case, we shall make such determination or select the Benchmark Replacement, as the case may be.

Any determination, decision or election that may be made by us or the Benchmark Replacement Agent pursuant to this section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event (including such determination that a Benchmark Transition Event and its related Benchmark Replacement have occurred with respect to the then-current Benchmark), circumstance or date and any decision to take or refrain from taking any action or any selection:

•	will be conclusive and binding absent willful misconduct, bad faith and manifest error; and

•	will be made in the sole discretion of us or the Benchmark Replacement Agent, as the case may be, acting in good faith and in a commercially reasonable manner.

Treasury Rate CS Legacy Debt Securities. Treasury rate CS legacy debt securities will bear interest at the interest rate (calculated by reference to the Treasury rate and the spread and/or spread multiplier, if any) specified in the Treasury rate CS legacy debt securities and in the applicable prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the “Treasury rate” means, with respect to any interest determination date relating to a Treasury rate CS legacy debt security, the rate from the auction held on such interest determination date, which we refer to as the “auction,” of direct obligations of the United States, which we refer to as “Treasury bills,” having the index maturity designated in the applicable prospectus supplement under the caption “INVESTMENT RATE” on the display on Reuters (or any successor service) on page USAUCTION10 (or any other page as may replace such page on such service) or page USAUCTION11 (or any other page as may replace such page on such service) or, if not so published by 3:00 p.m., New York City time, on the calculation date pertaining to such interest determination date, the bond equivalent yield (as defined below) of the rate for such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills/Auction High” or, if not so published by 3:00 p.m., New York City time, on the related calculation date, the bond equivalent yield of the auction rate of such Treasury bills as announced by the U.S. Department of the Treasury. In the event that the auction rate of Treasury bills having the index maturity designated in the applicable prospectus supplement is not so announced by the U.S. Department of the Treasury, or if no such auction is held, then the Treasury rate will be the bond equivalent yield of the rate on that interest determination date of Treasury bills having the index maturity designated in the applicable prospectus supplement as published in H.15(519) under the caption “U.S. Government Securities/Treasury Bills (Secondary Market)” or, if not published by 3:00 p.m., New York City time, on the related calculation date, the rate on that interest determination date of such Treasury bills as published in H.15 daily update, or such other recognized electronic source used for the purpose of displaying such rate, under the caption “U.S. Government Securities/Treasury Bills (Secondary Market).” In the event such rate is not published in H.15(519), H.15 daily update or another recognized electronic source by 3:00 p.m., New York City time, on such calculation date, the calculation agent will calculate the Treasury rate, which will be a bond equivalent yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m., New York City time, on such interest determination date, of three leading primary U.S. government securities dealers (which may include affiliates of UBS AG, including UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC) selected and identified by us or by the calculation agent (after consultation with us), as applicable, for the issue of Treasury bills with a remaining maturity closest to the index maturity designated in the applicable prospectus supplement; provided, however, that if the dealers selected by us or the calculation agent, as applicable, are not quoting bid rates as mentioned in this sentence, the Treasury rate with respect to the interest determination date will be the same as the Treasury rate in effect for the immediately preceding interest reset period (or, if there was no preceding interest reset period, the rate of interest will be the initial interest rate).

The term “bond equivalent yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

where “D” refers to the applicable per annum rate for Treasury bills quoted on a bank discount basis, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable interest reset period.

Calculation of Interest. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation will be final and binding on you and us, without any liability on the part of the calculation agent.

For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes or took effect on each interest reset date.

Unless otherwise specified in the applicable prospectus supplement, commencing on the initial interest reset date, the rate at which interest on such floating rate debt security will be payable will be reset as of each interest reset date; provided, however, that the interest rate in effect for the period from the original issue date to the initial interest reset date will be the initial interest rate.

Unless otherwise provided in the applicable prospectus supplement, each interest rate will be the rate determined in accordance with the applicable provisions below. Except as set forth above or in the applicable prospectus supplement, the interest rate in effect on each day will be:

•

if such day is an interest reset date, the interest rate as determined on the interest determination date immediately preceding such interest reset date (or, in the case of SOFR debt securities (as defined below), on the interest determination date immediately preceding the last day of the relevant interest reset period); or

•

if such day is not an interest reset date, the interest rate determined on the interest determination date immediately preceding the next preceding interest reset date (or, in the case of SOFR debt securities, on the interest determination date immediately preceding the last day of the relevant interest reset period).

Each applicable prospectus supplement will specify whether the rate of interest on the related floating rate debt security will be reset daily, weekly, monthly, quarterly, semi-annually, annually or such other specified frequency and the dates on which such interest rate will be reset. Unless otherwise specified in the applicable prospectus supplement, the interest reset date will be, in the case of floating rate debt securities which reset:

•	daily, each business day;

•

weekly, a business day that occurs in each week as specified in the applicable prospectus supplement (with the exception of weekly reset Treasury rate debt securities, which will reset the Tuesday of each week except as specified below);

•	monthly, a business day that occurs in each month as specified in the applicable prospectus supplement;

•	quarterly, a business day that occurs in each third month as specified in the applicable prospectus supplement;

•	semi-annually, a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•	annually, a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

If any interest reset date for any floating rate debt security would otherwise be a day that is not a business day, that interest reset date will be postponed to the next succeeding day that is a business day, except that in the case of SOFR debt securities, if that business day falls in the next succeeding calendar month, the interest reset date will be the immediately preceding business day.

In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. Unless otherwise specified in the applicable prospectus supplement, the interest factor for each such day will be computed by dividing the interest rate applicable to such day by 360, in the case of floating rate debt securities for which the interest rate basis is the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate, the Prime rate or SOFR, or by the actual number of days in the year in the case of floating rate debt securities for which the interest rate basis is the Treasury rate.

The interest rate applicable to each interest reset period commencing on the interest reset date with respect to that interest reset period will be the rate determined as of the interest determination date. Unless otherwise specified in the applicable prospectus supplement, the interest determination date with respect to the Commercial Paper rate, the Federal Funds rate, the Federal Funds open rate and the Prime rate will be the second business day preceding each interest reset date for the related floating rate debt security. With respect to SOFR, unless otherwise specified in the applicable prospectus supplement, the interest determination date in respect of any interest reset period will be the second U.S. Government Securities Business Day prior to the interest payment date on which that interest reset period ends; provided, however, in the case of any interest reset period during which any SOFR debt securities become due and payable on a date other than an interest payment date, in respect of such SOFR debt securities that become due and payable only, the interest determination date for such interest reset period will be the second U.S. Government Securities Business Day prior to such date on which such SOFR debt securities become due and payable. With respect to the Treasury rate, unless otherwise specified in an applicable prospectus supplement, the interest determination date will be the day in the week in which the related interest reset date falls on which day Treasury bills (as defined below) are normally auctioned in accordance with the schedule set out by the U.S. Treasury; provided, however, that if an auction is held on the Friday on the week preceding the related interest reset date, the related interest determination date will be such preceding Friday; and provided, further, that if an auction falls on any interest reset date then the related interest reset date will instead be the first business day following such auction. Unless otherwise specified in the applicable prospectus supplement, the interest determination date pertaining to a floating rate debt security, the interest rate of which is determined with reference to two or more interest rate bases, will be the latest business day which is at least two business days prior to each interest reset date for such floating rate debt security. Each interest rate basis will be determined and compared on such date, and the applicable interest rate will take effect on the related interest reset date, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide the interest rate then in effect for that debt security, if known and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or ..09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include UBS AG or its affiliates.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and/or

•	one or more indices or baskets of the items described above.

If you are a holder of an indexed debt security, you may receive an amount at maturity (including upon acceleration following an event of default) that is greater than or less than the face amount of your debt security depending upon the formula used to determine the amount payable and the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

An indexed debt security may provide either for cash settlement or for physical settlement by delivery of the underlying property or another property of the type listed above. An indexed debt security may also provide that the form of settlement may be determined at our option or at the holder’s option. Some indexed debt securities may be convertible, exercisable or exchangeable, at our option or the holder’s option, into or for securities of an issuer other than UBS AG.

If you purchase an indexed debt security, the applicable prospectus supplement will include information about the relevant index, about how amounts that are to become payable will be determined by reference to the price or value of that index and about the terms on which the security may be settled physically or in cash. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and may exercise significant discretion in doing so. The calculation agent may be UBS Securities LLC or another of our affiliates. An investment in indexed debt securities has significant risks, and has risks and characteristics not associated with conventional debt securities. See “Considerations Relating to Indexed Securities” for more information about risks of investing in debt securities of this type.

Original Issue Discount Debt Securities

A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. We may offer series of original issue discount debt securities from time to time at an issue price (as specified in the applicable prospectus supplement) that is less than 100% of the principal amount of such series of debt securities (i.e., par). Original issue discount debt securities may not bear any interest currently or may bear interest at a rate that is below market rates at the time of issuance. The difference between the issue price of an original issue discount debt security and par is referred to herein as the “discount.” In the event of redemption, repayment or acceleration of maturity of an original issue discount debt security, the amount payable to the holder of an original issue discount debt security will be equal to the sum of (a) the issue price (increased by any accruals of discount) and, in the event of any redemption by us of such original issue discount debt security (if applicable), multiplied by the initial redemption percentage specified in the applicable prospectus supplement (as adjusted by the initial redemption percentage reduction, if applicable) and (b) any unpaid interest on such original issue discount debt security accrued from the date of issue to the date of such redemption, repayment or acceleration of maturity.

Unless otherwise specified in the applicable prospectus supplement, for purposes of determining the amount of discount that has accrued as of any date on which a redemption, repayment or acceleration of maturity occurs for an original issue discount debt security, the discount will be accrued using a constant yield method. The constant yield will be calculated using a 30-day month, 360-day year convention, a compounding period that, except for the initial period (as defined below), corresponds to the shortest period between interest payment dates for the applicable original issue discount debt security (with ratable accruals within a compounding period), a coupon rate equal to the initial coupon rate applicable to such original issue discount debt security and an assumption that the maturity of such original issue discount debt security will not be accelerated. If the period from the date of issue to the initial interest payment date, or the initial period, for an original issue discount debt security is shorter than the compounding period for such original issue discount debt security, a proportionate amount of the yield for an entire compounding period will be accrued. If the initial period is longer than the compounding period, then such period will be divided into a regular compounding period and a short period with the short period being treated as provided in the preceding sentence. The accrual of the applicable discount may differ from the accrual of original issue discount for purposes of the U.S. Internal Revenue Code of 1986, as amended (the “Code”).

Certain original issue discount debt securities may not be treated as having original issue discount for U.S. federal income tax purposes, and debt securities other than original issue discount debt securities may be treated as issued with original issue discount for U.S. federal income tax purposes. See “U.S. Tax Considerations—Taxation of Debt Securities—Original Issue Discount” below for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Short-Term Debt Securities

We may offer from time to time series of debt securities with maturities of less than one year, which we refer to as “short-term debt securities.” Unless otherwise indicated in the applicable prospectus supplement, interest on short-term debt securities will be payable at maturity. Unless otherwise indicated in the applicable prospectus supplement, interest on short-term debt securities that are floating rate debt securities (other than Treasury rate debt securities) will be computed on the basis of the actual number of days elapsed divided by 360, and interest on short-term debt securities that are Treasury rate debt securities will be computed on the basis of the actual number of days elapsed divided by a year of 365 or 366 days, as the case may be.

Amortizing Debt Securities

Amortizing debt securities are a series of debt securities for which payments combining principal and interest are made in installments over the life of such series of debt securities. Payments with respect to amortizing debt securities will be applied first to interest due and payable on the amortizing debt securities and then to the reduction of the unpaid principal amount of the amortizing debt securities. We will provide further information on the additional terms and conditions of any issue of amortizing debt securities in the applicable prospectus supplement. A table setting forth repayment information in respect of each amortizing debt security will be included in the applicable prospectus supplement and set forth on the amortizing debt securities.

Information in the Applicable Prospectus Supplement

The applicable prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	the branch, if any, through which UBS AG is issuing your debt security;

•	any limit on the total principal amount of the debt securities of the same series;

•	the UBS AG Debt Indenture your debt security is issued under if it is not the Senior Debt Indenture;

•	the stated maturity;

•	the specified currency or currencies for principal and interest, if not U.S. dollars;

•	the price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security;

•	if your debt security is a fixed rate debt security, the yearly rate at which your debt security will bear interest, if any, and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate; the interest reset, determination, calculation and payment dates; the day count fraction used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate these amounts, if any, and the terms on which your debt security will be exchangeable for or payable in cash, securities or other property;

•

if your debt security may be converted into or exercised or exchanged for debt or equity securities of one or more third parties, the terms on which conversion, exercise or exchange may occur, including whether conversion, exercise or exchange is mandatory, at the option of the holder or at our option, the period during which conversion, exercise or exchange may occur, the initial conversion, exercise or exchange price or rate and the circumstances or manner in which the amount of securities issuable upon conversion, exercise or exchange may be adjusted;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•	if your debt security is also an amortizing debt security, the amortization schedule and any other terms relating to the particular series of debt securities;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•

the authorized denominations, if other than $1,000 and integral multiples of $1,000 in the case of debt securities issued under the Senior Debt Indenture and if other than $2,000 and integral multiples of $1,000 if issued under the CS Legacy Debt Indenture;

•

the depositary for your debt security, if other than DTC, and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•	if your debt security will be issued in bearer form, any special provisions relating to bearer securities;

•

if applicable, the circumstances under which we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

If you purchase your debt security—or any of our other securities we describe in this prospectus—in a market-making transaction, you will receive information about the price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which we, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security.

Extension of Maturity

If specified in the applicable prospectus supplement, we will have the option to extend the stated maturity of your debt security for one or more periods of whole years up to but not beyond the final maturity date specified in the prospectus supplement. We call a debt security whose maturity we may extend an extendible debt security. We call the period of time as to which we may extend the maturity the extension period. The following procedures will apply to extendible debt securities, unless otherwise indicated in the applicable prospectus supplement.

We may extend the maturity of an extendible debt security by notifying the paying agent between 45 and 60 days before the stated maturity then in effect. The stated maturity may be the original stated maturity, as described in the prospectus supplement, or a maturity that we previously extended by following these procedures. If we notify the paying agent that we will extend the maturity, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed upon between us and the paying agent, at least 30 days before the stated maturity then in effect. The notice sent by the paying agent will provide the following information:

•	our election to extend the maturity of the extendible debt security;

•	the extended maturity date or, if the maturity date had previously been extended, the new extended maturity date;

•	the interest rate that will apply during the extension period or, in the case of a floating rate debt security, the spread and/or spread multiplier, if any, applicable during the extension period; and

•	the provisions, if any, for redemption and repayment during the extension period.

Once the paying agent has mailed the notice to each holder, the extension of the maturity date will take place automatically. All of the terms of the debt security will be the same as the terms of the debt security as originally issued, except those terms that are described in the notice sent by the paying agent to each holder and except as described in the following paragraph.

Not later than 10:00 a.m., New York City time, on the twentieth calendar day before the maturity date then in effect for an extendible debt security or, if that day is not a business day, on the next succeeding business day, we may revoke the interest rate set forth in the extension notice sent by the paying agent to each holder and establish a higher interest rate for the extension period. If we elect to establish a higher interest rate, the paying agent will send a notice to each holder by first class mail, postage prepaid, or by other means agreed between us and the paying agent, of the higher interest rate in the case of a floating rate debt security, the higher spread and/or spread multiplier, if any. The notice of the higher rate cannot be revoked. All extendible debt securities as to which the maturity date has been extended will bear the higher rate for the extension period, whether or not tendered for repayment.

If we elect to extend the maturity date of an extendible debt security, each holder may elect repayment of all or part of its debt security on the maturity date then in effect at a price equal to the principal amount plus any accrued and unpaid interest to that date. To elect repayment, a holder must give notice to the paying agent between 25 and 35 days before the maturity date in effect. The notice must consist of either:

•	the debt security along with the completed form entitled “Option to Elect Repayment,” which will be attached to your debt security.

•

a telegram, facsimile transmission or letter from a member of a national securities exchange, FINRA or a commercial bank or trust company in the United States setting forth the name of the holder, the principal amount of the debt security, the principal amount of the debt security to be repaid, the certificate number or a description of the tenor and terms of the debt security, a statement that the option to elect repayment is being elected and a guarantee that the debt security, together with the completed form entitled “Option to Elect Repayment” will be received by the paying agent no later than the fifth business day after the date of the telegram, facsimile transmission or letter. The telegram, facsimile transmission or letter will become effective upon receipt, by that fifth business day, of the debt security and complete form.

The holder may revoke the election of repayment by sending to the paying agent written notice by 3:00 p.m., New York City time, on the twentieth day before the maturity date then in effect or, if that day is not a business day, on the next succeeding business day.

If an extendible debt security is represented by a global debt security, the depositary or its nominee, as the holder, will be the only person that can exercise the right to elect repayment or revoke such an election. Any indirect owners who own beneficial interests in the global debt security and wish to make such an election must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to make a repayment election or revoke such an election on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Redemption and Repayment

Unless otherwise indicated in the applicable prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity (except for certain tax reasons, as described below) unless the applicable prospectus supplement specifies a redemption date or redemption commencement date. You will not be entitled to require us to buy your debt security from you, before its stated maturity, unless the applicable prospectus supplement specifies one or more repayment dates.

If the applicable prospectus supplement specifies one or more redemption dates, a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If the applicable prospectus supplement specifies one or more redemption dates, your debt security will be redeemable at our option on any of those dates. If the applicable prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date in whole or from time to time in part in increments of $1,000 and integral multiples of $1,000 in excess thereof (in the case of debt securities issued under the Senior Indenture), in increments of $2,000 and integral multiples of $1,000 in excess thereof (in the case of debt securities issued under the CS Legacy Indenture) or such other minimum denomination specified in such applicable prospectus supplement (provided that any remaining principal amount of the debt securities of such series will be equal to at least the applicable minimum denomination). If we redeem your debt security, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If we exercise an option to redeem any debt security issued under the Senior Debt Indenture, we will give the Senior Debt Trustee and the holders written notice of the principal amount of the debt security to be redeemed not less than 2 business days nor more than 60 days before the applicable redemption date unless otherwise specified in the applicable prospectus supplement. If we exercise an option to redeem any debt security issued under the CS Legacy Debt Indenture, we will give the CS Legacy Debt Trustee and the holders written notice of the principal amount of the debt security to be redeemed not less than 30 days nor more than 60 days before the applicable redemption date unless otherwise specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”

If the applicable prospectus supplement specifies a repayment date, your debt security will be repayable at your option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date. If so specified in the applicable prospectus supplement for a debt security issued under the CS Legacy Debt Indenture, we will repay debt securities of such series at the option of the holders on any optional repayment date in whole or in part from time to time in increments of $2,000 and integral multiples of $1,000 in excess thereof or such other minimum denomination specified in the applicable prospectus supplement (provided that any remaining principal amount thereof will be at least $2,000 or such other minimum denomination specified in the applicable prospectus supplement). A holder of debt securities issued under the CS Legacy Debt Indenture who wants us to repay a debt security prior to maturity must deliver the debt security, together with the form “Option to Elect Repayment” properly completed, to the CS Legacy Debt Trustee at its corporate trust office (or any other address that we specify in the applicable prospectus supplement or notify holders from time to time) no more than 60 nor less than 30 calendar days prior to the date of repayment.

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect holders who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to the banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect holders should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or cancelled.

Senior Debt Indenture Optional Tax Redemption and Payment of Additional Amounts Covenant

Optional Tax Redemption under the Senior Debt Indenture

In addition to the situations described above under “—Redemption and Repayment,” for debt securities issued under the Senior Debt Indenture we also have the option to redeem the debt securities in two situations described below, unless otherwise indicated in the applicable prospectus supplement. The redemption price for the debt securities, other than original issue discount debt securities, will be equal to the principal amount of the debt securities being redeemed plus accrued interest and any additional amounts due on the date fixed for redemption. The redemption price for original issue discount debt securities will be specified in the prospectus supplement for such debt securities. Furthermore, we must give you between 10 and 60 days’ notice before redeeming the debt securities unless otherwise specified in the applicable prospectus supplement. No such notice of redemption will be given earlier than 60 days prior to the earliest date on which we would be obliged to pay such additional amounts were a payment in respect of the debt securities of such series then due. Prior to the giving of any such notice of redemption, we will deliver to the Senior Debt Trustee a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to its right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that we have or will become obligated to pay such additional amounts as a result of such change or amendment.

•

The first situation is where, as a result of a change in, execution of or amendment to any laws or treaties or the official application or interpretation of any laws or treaties, we would be required to pay additional amounts as described below under “—Payment of Additional Amounts under the Senior Debt Indenture.”

This applies only in the case of changes, executions, amendments, applications or interpretations that occur on or after the date specified in the prospectus supplement for the applicable debt securities and in a relevant jurisdiction, as defined in “—Payment of Additional Amounts under the Senior Debt Indenture” below. If UBS AG is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which the successor entity is organized, and the applicable date will be the date the entity became a successor.

We would not have the option to redeem in this case if we could have avoided the payment of additional amounts or the deduction or withholding by using reasonable measures available to us.

•

The second situation is where a person located outside of a relevant jurisdiction into which UBS AG is merged or to whom it has conveyed, transferred or leased its property is required to pay an additional amount. We would have the option to redeem the debt securities even if we are required to pay additional amounts immediately after the merger, conveyance, transfer or lease. We are not required to use reasonable measures to avoid the obligation to pay additional amounts in this situation.

Payment of Additional Amounts under the Senior Debt Indenture

Payments under debt securities issued under the Senior Debt Indenture will be made without deduction or withholding for or on account of any present or future tax, duty, assessment or governmental charge imposed upon or as a result of such payments by Switzerland or any jurisdiction in which the branch through which UBS AG issued the relevant debt securities is located (“relevant jurisdiction”), unless required by law. To the extent any such taxes are so levied or imposed, we may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the debt security to which you are entitled.

We will not have to pay additional amounts for debt securities issued under the Senior Debt Indenture in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a debt security, if such payment can be made without such deduction or withholding by any other paying agent. Furthermore, we will not pay additional amounts for debt securities issued under the Senior Debt Indenture for or on account of the following, unless otherwise indicated in the applicable prospectus supplement:

i.	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the debt security and the receipt of payments on it;

ii.	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

iii.

your failure, or the failure of any intermediary, custodian or broker, to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the EU);

iv.	your status as a bank purchasing the debt security in the ordinary course of its lending business;

v.	your actual or constructive ownership of 10% or more of the combined voting power of all classes of our stock entitled to vote;

vi.	any taxes imposed on contingent interest as described in Section 871(h)(4) of the Code;

vii.

any taxes which would not have been imposed but for your presentation, or a presentation on your behalf, of a debt security payment on a date more than 15 days after the date on which such payment on the debt security becomes due and payable or on which the payment is duly provided for, whichever occurs later (the “Relevant Date”);

viii.	any such withholding or deduction imposed on any payment by reason of FATCA (as defined below); or

ix.	any combination of the items listed above.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS AG is organized. The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

CS Legacy Debt Securities Optional Tax Redemption and Payment of Additional Amounts Covenant

Tax Redemption for Certain CS Legacy Debt Securities

In addition to the situations described above under “—Redemption and Repayment,” if and as specified in the applicable prospectus supplement, certain CS legacy debt securities provide us with the right to redeem those securities if we have or will become obligated to pay additional amounts on such series of debt securities as described under “—Payment of Additional Amounts Under Certain CS Legacy Debt Securities” below as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, or any change in the application or official interpretation of such laws, regulations or rulings, which change or amendment becomes effective on or after the date of the applicable prospectus supplement, and such obligation cannot be avoided by us taking reasonable measures available to it. In order to exercise this redemption right, we must give holders of such CS legacy debt securities not less than 30 and not more than 60 days’ notice before redeeming such CS legacy debt securities, and no such notice of redemption will be given earlier than 90 days prior to the earliest date on which we would be obliged to pay the applicable additional amounts were a payment in respect of the CS legacy debt securities of such series then due. Prior to the giving of any notice of redemption pursuant to this paragraph, we will deliver to the CS Legacy Debt Trustee a certificate stating that we are entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to our right to redeem have occurred, and an opinion of independent counsel of recognized standing to the effect that we have or will become obligated to pay such additional amounts as a result of such change or amendment.

Payment of Additional Amounts Under Certain CS Legacy Debt Securities

If and as specified in the applicable prospectus supplement, for certain CS legacy debt securities, we will, subject to the exceptions and limitations set forth below, pay such additional amounts to the holder of a series of such CS legacy debt securities as may be necessary so that every net payment on such series of CS legacy debt securities, after deduction or withholding for or on account of any present or future tax, assessment or other governmental charge imposed upon or as a result of such payment by Switzerland or the United States, as applicable, or any political subdivision or taxing authority thereof or therein, will not be less than the amount provided in such series of such CS legacy debt securities to be then due and payable.

The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

Switzerland

All payments of principal and interest in respect of the applicable CS legacy debt securities shall be made by us free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within Switzerland or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, we shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by us to any such holder for or on account of the following, unless otherwise indicated in the applicable prospectus supplement:

(i) the existence of any present or former connection between such holder and Switzerland, other than the mere holding of the relevant CS legacy debt security and the receipt of payments on it;

(ii) any taxes which would not have been imposed but for such holder’s presentation, or a presentation on such holder’s behalf, of the relevant CS legacy debt security for payment on a date more than 30 days after the Relevant Date;

(iii) any such taxes, duties, assessments or other governmental charges imposed in respect of the relevant CS legacy debt security pursuant to laws enacted by Switzerland changing the Swiss federal withholding tax system from an issuer-based system to a paying agent-based system pursuant to which a person in Switzerland other than us (as issuer of such CS legacy debt security) is required to withhold tax on any interest payments;

(iv) if UBS AG acts as issuer of the relevant CS legacy debt security through its Zurich and Basel head offices, any such taxes imposed in respect of such CS legacy debt security pursuant to the Swiss Federal Withholding Tax Code of October 13, 1965;

(iv) any such withholding or deduction imposed on any payment by reason of FATCA; or

(v) any combination of the items listed above.

United States

If UBS AG acts as issuer of the applicable CS legacy debt security through a U.S. branch or through a branch that recognizes income that is effectively connected with a U.S. trade or business, all payments of principal and interest in respect of such CS legacy debt securities shall be made by us free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges, each in the nature of a tax, imposed, levied, collected, withheld or assessed by the United States or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, we shall pay such additional amounts as will result in receipt by the holders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable by us to any such holder for or on account of the following, unless otherwise indicated in the applicable prospectus supplement:

(i) any tax, assessment or other governmental charge that would not have been imposed but for (a) the existence of any present or former connection between such holder and the United States, including, without limitation, such holder being or having been a citizen or resident thereof or being or having been engaged in trade or business or present therein or having or having had a permanent establishment therein or (b) such holder’s past or present status as a personal holding company or private foundation or other tax-exempt organization with respect to the United States or as a corporation that accumulates earnings to avoid U.S. federal income tax;

(ii) any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, assessment or other governmental charge;

(iii) any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of an applicable CS legacy debt security for payment more than 15 days after the date on which such payment became due and payable or on which payment thereof was duly provided for, whichever occurs later;

(iv) any tax, assessment or other governmental charge that is payable otherwise than by deduction or withholding from a payment on such series of CS legacy debt securities;

(v) any tax, assessment or other governmental charge required to be deducted or withheld by any paying agent from a payment on such series of CS legacy debt securities, if such payment can be made without such deduction or withholding by any other paying agent;

(vi) any tax, assessment or other governmental charge that would not have been imposed but for a failure to comply with any applicable certification, documentation, information or other reporting requirement concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of such series of CS legacy debt securities if such compliance is required by statute or regulation of the United States or by an applicable income tax treaty to which the United States is a party as a precondition to relief or exemption from such tax, assessment or other governmental charge;

(vii) any tax, assessment or other governmental charge imposed on a holder of such series of CS legacy debt securities that actually or constructively owns 10 percent or more of the combined voting power of all classes of UBS AG’s stock or that is a controlled foreign corporation (as defined in Section 957 of the Code) related to UBS AG through stock ownership;

(viii) any such taxes, duties, assessments or other governmental charges required to be deducted or withheld from a payment or deemed payment that is treated as a “dividend equivalent” payment under the Code, Treasury regulations, or other law or official guidance of the United States;

(ix) any such withholding or deduction imposed on any payment by reason of FATCA;

(x) any tax, assessment or other governmental charge imposed solely because a holder (1) is a bank purchasing a CS legacy debt security in the ordinary course of its lending business or (2) is a bank that is neither (A) buying a CS legacy debt security for investment purposes only nor (B) buying a CS legacy debt security for resale to a third party that either is not a bank or holding a CS legacy debt security for investment purposes only; or

(xi) any combination of two or more items (i) through (x) above; nor will such additional amounts be paid with respect to a payment on such series of CS legacy debt securities to a holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of such series of CS legacy debt securities.

U.S. Foreign Account Tax Compliance Act

Payments on the debt securities will be subject in all cases to any withholding or deduction required pursuant to an agreement described in Section 1471(b) of the Code, or described in any agreement between any jurisdiction and the United States relating to the foreign account provisions of the U.S. Hiring Incentives to Restore Employment Act of 2010, or otherwise imposed pursuant to Sections 1471 through 1474 of the Code, any regulations or agreements thereunder, official interpretations thereof, or any agreements, law, regulation or other official guidance implementing an intergovernmental agreement or other intergovernmental approach thereto (collectively, “FATCA”).

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another firm. We are also permitted to sell our assets substantially as an entirety to another firm. With regard to any series of debt securities, we may not take any of these actions, however, unless all the following conditions, as applicable, are met:

•	If the successor firm in the transaction is not UBS AG, the successor firm must expressly assume our obligations under the debt securities of that series and the applicable UBS AG Debt Indenture.

•

If the successor firm in the transaction is not UBS AG, debt securities issued under the Senior Debt Indenture require that the successor firm be organized under the laws of Switzerland as a corporation, partnership or trust.

•

Immediately after the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default under the applicable UBS AG Debt Indenture with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied, we will not need to obtain the approval of the holders of any series of debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another firm or sell our assets substantially as an entirety to another firm. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another firm, any transaction that involves a change of control of UBS AG but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

The CS Legacy Debt Indenture provides that UBS AG may, at any time, designate another branch of UBS AG (the “Substitution Branch”) as substitute for the branch through which it acts under the tranche of CS legacy debt securities.

Defeasance and Covenant Defeasance

If indicated in the applicable prospectus supplement for a debt security issued under the Senior Debt Indenture, the provisions for full defeasance and covenant defeasance described below will apply to that debt security. In general, we expect these provisions to apply to each debt security issued under the Senior Debt Indenture that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

The provisions for full defeasance and covenant defeasance described below apply to debt securities issued under the CS Legacy Debt Indenture, including the CS legacy debt securities.

Full Defeasance

If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on your debt security. This is called full defeasance. To do so, each of the following must occur:

•

We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, in the opinion of a nationally recognized firm of independent public accountants, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•

There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt securities would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security.

•	We must deliver to the applicable UBS AG Debt Trustee a legal opinion of our counsel confirming the tax law change described above.

If we ever fully defease your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance

Under current U.S. federal tax law, we can make the same type of deposit described above and be released from any restrictive covenants relating to your debt security that may be described in the applicable prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•

We must deposit in trust for the benefit of all holders of those debt securities, money, U.S. government or U.S. government agency notes or bonds or a combination of money and U.S. government or U.S. government agency notes or bonds that will, in each case, in the opinion of a nationally recognized firm of independent public accountants, generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates.

•

We must deliver to the applicable UBS AG Debt Trustee a legal opinion of our counsel confirming that under U.S. federal income tax law as then in effect we may make the above deposit without causing you to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable UBS AG Debt Indenture and your debt security would no longer apply:

•	Any covenants that the applicable prospectus supplement may state are applicable to your debt security; and

•	The events of default resulting from a breach of covenants, described below in the fourth bullet point under “—Default, Remedies and Waiver of Default—Events of Default.”

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to the series to which your debt security belongs occurs and is not cured, as described in this subsection.

Events of Default

Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•

We do not pay the principal or any premium (including delivering any security or other property deliverable) on any debt security of that series at its maturity, except in the case of debt securities issued under the CS Legacy Debt Indenture only (including CS legacy debt securities), such failure to pay is not made within 30 days after it becomes due and payable;

•	We do not pay interest on any debt securities of that series within 30 days after it becomes due and payable;

•

We do not deposit a sinking fund payment with regard to any debt securities of that series on its due date, but only if the payment is required in the applicable prospectus supplement, except in the case of debt securities issued under the CS Legacy Debt Indenture only (including CS legacy debt securities), such failure to deposit is not made within 30 days after it becomes due and payable;

•

We remain in breach of any other covenant we make in the applicable UBS AG Debt Indenture for the benefit of the debt securities of that series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the Senior Debt Trustee or the holders of not less than 10% in principal amount of the relevant series of debt securities then outstanding in the case of debt securities issued under the Senior Debt Indenture. The notice must be sent by the CS Legacy Debt Trustee or the holders of not less than 25% in principal amount of the relevant series of debt securities then outstanding in the case of debt securities issued under the CS Legacy Debt Indenture;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS AG occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series to which your debt security belongs, that event of default occurs.

Remedies If an Event of Default Occurs

If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the applicable UBS AG Debt Trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. If an event of default occurs because of bankruptcy, insolvency or reorganization events relating to UBS AG, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the applicable UBS AG Debt Trustee or any holder.

Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series. However, such holders cannot waive a default in payment of principal of, premium, if any, or interest on, any of debt securities.

If an event of default occurs, the applicable UBS AG Debt Trustee will have special duties. The applicable UBS AG Debt Trustee will be obligated to use those of its rights and powers under the applicable UBS AG Debt Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the applicable UBS AG Debt Trustee is not required to take any action under the applicable UBS AG Debt Indenture at the request of any holders unless the holders offer the applicable UBS AG Debt Trustee reasonable protection from expenses and liability. This is called an indemnity. If the applicable UBS AG Debt Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the applicable UBS AG Debt Trustee with respect to that series. These majority holders may also direct the applicable UBS AG Debt Trustee in performing any other action under the applicable UBS AG Debt Indenture with respect to the debt securities of that series.

Before you bypass the applicable UBS AG Debt Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•	The holder of your debt security must give the applicable UBS AG Debt Trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of not less than 25% in principal amount of all debt securities of the series to which your debt security belongs must make a written request that the applicable UBS AG Debt Trustee take action because of the default, and they or other holders must offer to the applicable UBS AG Debt Trustee an indemnity reasonably satisfactory to the applicable UBS AG Debt Trustee against the cost and other liabilities of taking that action.

•	The applicable UBS AG Debt Trustee must not have taken action for 60 days after the above steps have been taken.

•

During those 60 days, the holders of a majority in principal amount of the debt securities of the series to which your debt security belongs must not have given the applicable UBS AG Debt Trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of all debt securities of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.

Waiver of Default

The holders of not less than a majority in principal amount of the debt securities of any series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security, however, without the approval of the particular holder of that debt security.

We Will Give the UBS AG Debt Trustees Information About Defaults Annually

We will furnish to each UBS AG Debt Trustee every year a written statement certifying that to our knowledge we are in compliance with the applicable UBS AG Debt Indenture and the debt securities issued thereunder, or else specifying any default under the applicable UBS AG Debt Indenture.

Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the applicable UBS AG Debt Trustee and how to declare or cancel an acceleration of the maturity of the debt securities. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification and Waiver of Covenants

There are three types of changes we can make to the UBS AG Debt Indentures and the debt securities of any series.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of each holder of a debt security affected by the change. Here is a list of those types of changes:

•

change the stated maturity for any principal or interest payment on a debt security issued under the Senior Debt Indenture or extend the stated maturity for any principal or interest payment on a debt security issued under the CS Legacy Debt Indenture;

•	reduce the principal amount, the amount payable on acceleration of the maturity after a default, the interest rate or the redemption price for a debt security;

•	permit redemption of a debt security if not previously permitted;

•	impair any right a holder may have to require repayment of his or her debt security;

•	impair any right that a holder of an indexed or any other debt security may have to exchange or convert the debt security for or into securities or other property;

•	change the currency of any payment on a debt security other than as permitted by the debt security;

•	change the place of payment on a debt security;

•	impair a holder’s right to sue for payment of any amount due on his or her debt security;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the applicable UBS AG Debt Indenture or those debt securities;

•

reduce the percentage in principal amount of the debt securities of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the applicable UBS AG Debt Indenture or to waive defaults; and

•

change the provisions of the applicable UBS AG Debt Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval of Holders

The second type of change does not require any approval by holders of the debt securities of an affected series. This type of change is limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. We also do not need any approval to make changes that affect only debt securities to be issued under the applicable UBS AG Debt Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes Requiring Majority Approval

Any other change to the applicable UBS AG Debt Indenture and the debt securities would require the following approval:

•

If the change affects only the debt securities of a particular series, it must be approved by the holders of 66 2/3% in principal amount of the debt securities of that series in the case of debt securities issued under the Senior Debt Indenture and the holders of a majority in principal amount of the debt securities of that series in the case of debt securities issued under the CS Legacy Debt Indenture.

•

If the change affects the debt securities of more than one series of debt securities issued under the applicable UBS AG Debt Indenture, it must be approved by the holders of 66 2/3% in principal amount of all series affected by the change in the case of debt securities issued under the Senior Debt Indenture and the holders of a majority in principal amount of the debt securities of all series affected by the change in the case of debt securities issued under the CS Legacy Debt Indenture, with the debt securities of all the affected series voting together as one class for this purpose (and of any affected series that by its terms is entitled to vote separately as a series, as described below).

In each case, the required approval must be given by written consent.

Majority approval would be required for us to obtain a waiver of any of our covenants in either UBS AG Debt Indenture. Our covenants include the promises we make about merging, which we describe above under

“—Mergers and Similar Transactions.” If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable UBS AG Debt Indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above under “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the UBS AG Debt Indentures or the debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under the applicable UBS AG Debt Indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the applicable UBS AG Debt Trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	if we have fully defeased it as described above under “—Defeasance and Covenant Defeasance—Full Defeasance”; or

•	if we or one of our affiliates, such as UBS Securities LLC, UBS Financial Services Inc. or Credit Suisse Securities (USA) LLC, is the beneficial owner.

Special Series Voting Rights

We may issue series of debt securities that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the UBS AG Debt Indentures) that would otherwise require a vote of all affected series, voting together as a single class. Any such series would be entitled to vote together with all other affected series, voting together as one class, and would also be entitled to vote separately, as a series only. These special voting rights will be described in the applicable prospectus supplement. For a series that does not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any series having special rights. We may issue a series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding series.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity. For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default.

•

For a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date.

•	For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the applicable UBS AG Debt Indenture, provided that such record date may not be less than 10 nor more than 60 days prior to the solicitation of consents under the CS Legacy Debt Indenture.

In certain limited circumstances, only the Senior Debt Trustee will be entitled to set a record date for action by holders under the Senior Debt Indenture. If we or the Senior Debt Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the Senior Debt Trustee specifies if it sets the record date. We or the Senior Debt Trustee, as applicable, may shorten or lengthen this period from time to time.

Consents given by holders expire no later than the 180th day after the record date for an action under the Senior Debt Indenture and no later than the 90th day after the record date for an action under the CS Legacy Debt Indenture. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all debt securities in global form.

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement. If we issue a debt security in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security or exercise any other rights of a holder as described in this subsection, since the depositary will be the sole holder of the debt security.

If any debt securities cease to be issued in global form, then unless we indicate otherwise in the applicable prospectus supplement, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in the applicable prospectus supplement, in minimum denominations of $1,000 and integral multiples of $1,000 for debt securities issued under the Senior Debt Indenture and in minimum denominations of $2,000 and integral multiples of $1,000 for debt securities issued under the CS Legacy Debt Indenture.

Holders may exchange their debt securities for debt securities of smaller denominations (subject to the limit above) or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless the applicable prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the applicable UBS AG Debt Trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the UBS AG Debt Trustees to act as our agent for registering the applicable debt securities in the names of holders and transferring and replacing debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

The rules for exchange described above apply to exchanges of debt securities for other debt securities of the same series and kind. If a debt security is convertible, exercisable or exchangeable into or for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of conversion, exercise or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

Who Receives Payments?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date described below relating to the interest payment date. If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment (or, in the case of a global debt security, in accordance with the applicable policies of the depositary).

Payment Dates and Regular Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 next preceding that interest payment date. If a different interest payment date is set forth in the prospectus supplement for a fixed rate debt security, the regular record dates will be the fifteenth calendar day (whether or not a business day) prior to each interest payment date, unless otherwise specified in the prospectus supplement.

The interest payment dates for floating rate debt securities and, if applicable, indexed debt securities will be specified in the applicable prospectus supplement. The regular record date relating to an interest payment date for any floating rate debt security and, if applicable, indexed debt securities will be the 15th calendar day before that interest payment date, unless otherwise specified in the prospectus supplement. These record dates will apply whether or not a particular record date is a business day.

For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

The term “business day” means, for any debt security, a day that meets all the following applicable requirements:

•

for all debt securities, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement;

•	if the debt security is a floating rate debt security whose interest rate is based on SOFR, is also any day that is a U.S. Government Securities Business Day;

•

if the debt security has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•

if the debt security either is a floating rate debt security whose interest rate is based on EURIBOR or has a specified currency of euros, is also a day on which the Trans-European Automated Real-time Gross settlement Express Transfer System, or any successor system (currently T2), is open for business;

•

if the debt security is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the debt security is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Except as provided below or in an applicable prospectus supplement, interest will be payable on the maturity date and in the case of floating rate debt securities which reset:

•	daily, weekly or monthly, on a business day that occurs in each month as specified in the applicable prospectus supplement;

•	quarterly, on a business day that occurs in each third month as specified in the applicable prospectus supplement;

•	semi-annually, on a business day that occurs in each of two months of each year as specified in the applicable prospectus supplement; and

•	annually, on a business day that occurs in one month of each year as specified in the applicable prospectus supplement.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described under “Legal Ownership and Book-Entry Issuance—What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the applicable UBS AG Debt Trustee’s records as of the close of business on the regular record date. We will make all other payments by check at the applicable paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in the applicable prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and you do make that election, you must notify the participant through which your interest in the global debt security is held of your election. Your participant must, in turn, notify DTC of your election on or before the fifth DTC business day after that regular record date, in the case of a payment of interest, and on or before the 10th DTC business day prior to stated maturity, or on the redemption or repayment date if your debt security is redeemed or repaid earlier, in the case of a payment of principal or any premium.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect holders of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Debt Securities. Except as described in the second to last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the applicable UBS AG Debt Trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the applicable UBS AG Debt Trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable UBS AG Debt Indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the applicable UBS AG Debt Trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Indirect owners of a non-global debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, which may be UBS Securities LLC, an affiliate of UBS AG, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of debt securities requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of debt securities. If some but not all of the relevant debt securities are SOFR debt securities or EURIBOR debt securities, the second preceding business day will be determined for this purpose as if none of those debt securities were SOFR debt securities or EURIBOR debt securities.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us or cannot be paid to you due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable UBS AG Debt Indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be at its sole discretion unless we state in the applicable prospectus supplement that any determination is subject to our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless otherwise specified in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day except that for SOFR debt securities and if the next business day falls in the next succeeding calendar month, the payment date will be the immediately preceding business day. Unless specified otherwise in the applicable prospectus supplement, payments postponed to the next business day in this situation will be treated under the applicable UBS AG Debt Indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable UBS AG Debt Indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under “—Payment Dates and Regular Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent.

Initially, we have appointed the Senior Debt Trustee, at its corporate trust office in New York City, as the paying agent for debt securities issued under the Senior Debt Indenture and the CS Legacy Debt Trustee, at its corporate trust office in New York, as the paying agent for debt securities issued under the CS Legacy Debt Indenture. We must notify the applicable UBS AG Debt Trustee of changes in the paying agents.

Settlement Mechanics

The settlement mechanics applicable to debt securities calling for physical settlement will be described in the applicable prospectus supplement.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the applicable UBS AG Debt Trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the applicable UBS AG Debt Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive notices.

Our Relationship with the UBS AG Debt Trustees

U.S. Bank Trust National Association has provided commercial banking and other services for us and our affiliates in the past and may do so in the future. Among other things, U.S. Bank Trust National Association holds debt securities issued by us and serves as trustee or agent with regard to other obligations of UBS AG or its subsidiaries and affiliates.

The Bank of New York Mellon, formerly known as The Bank of New York, has loaned money to UBS AG and certain of its subsidiaries and affiliates and provided other services to it and has acted as trustee or fiscal agent under certain of its and its subsidiaries’ and affiliates’ indentures or fiscal agency agreements in the past and may do so in the future as a part of its regular business.

U.S. Bank Trust National Association is serving as the Senior Debt Trustee for the debt securities issued under the Senior Debt Indenture and as the UBS AG Warrant Trustee for the warrants issued under the UBS AG Warrant Indenture. The Bank of New York Mellon is serving as the CS Legacy Debt Trustee for the debt securities issued under the CS Legacy Debt Indenture. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the applicable trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the applicable trustee may be required to resign under one or more of the indentures, and we would be required to appoint a successor trustee. For this purpose, a “potential” event of default means an event that would be an event of default if the requirements for giving us default notice or for the default having to exist for a specific period of time were disregarded.

Description of Warrants We May Offer

Please note that in this section entitled “Description of Warrants We May Offer,” references to “UBS AG,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In particular, the warrants are obligations solely of UBS AG, and not of any of its subsidiaries, including, without limitation, UBS Switzerland AG. Also, in this section, references to “holders” mean those who own warrants registered in their own names, on the books that we or the UBS AG Warrant Trustee or warrant agent, as applicable, maintain for this purpose, and not those who own beneficial interests in warrants registered in street name or in warrants issued in book-entry form through one or more depositaries. Owners of beneficial interests in the warrants should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

We May Issue Many Series of Warrants

We may issue warrants that are debt warrants or universal warrants. We may offer warrants separately or together with other warrants.

We may issue warrants in such amounts or in as many distinct series as we wish. We will issue each series of warrants under either the UBS AG Warrant Indenture or a warrant agreement to be entered into before the first issuance of warrants under such warrant agreement between UBS AG and a warrant agent to be named in the prospectus supplement applicable to the first series of warrants to be issued pursuant to such agreement. This section summarizes terms of the UBS AG Warrant Indenture and warrant agreements and terms of the warrants that apply generally to all series of warrants. Most of the financial and other specific terms of your warrant will be described in the applicable prospectus supplement. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your warrant as described in the applicable prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are differences between the applicable prospectus supplement and this prospectus, the prospectus supplement will control. Thus, the statements we make in this section may not apply to your warrant.

When we refer to a series of warrants, we mean all warrants issued as part of the same series under the UBS AG Warrant Indenture or warrant agreement. When we refer to the applicable prospectus supplement, we mean the prospectus supplement describing the specific terms of the warrant you purchase. The terms used in the applicable prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Types of Warrants

We may issue any of the following types of warrants:

Debt Warrants

We may issue warrants for the purchase of our debt securities on terms to be determined at the time of sale. We refer to this type of warrant as a “debt warrant.”

Universal Warrants

We may also issue warrants, on terms to be determined at the time of sale, for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers other than UBS AG;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described above.

We refer to this type of warrant as a “universal warrant.” We refer to each property described above as a “warrant property.”

We may satisfy our obligations, if any, and the holder of a universal warrant may satisfy its obligations, if any, with respect to any universal warrants by delivering:

•	the warrant property;

•	the cash value of the warrant property; or

•	the cash value of the warrants determined by reference to the performance, level or value of the warrant property.

The applicable prospectus supplement will describe what we may deliver to satisfy our obligations, if any, and what the holder of a universal warrant may deliver to satisfy its obligations, if any, with respect to any universal warrants.

Information in the Applicable Prospectus Supplement

All Warrants

The applicable prospectus supplement will describe the specific terms of your warrant, which will include some or all of the following:

•	the branch, if any, through which UBS AG is issuing your warrant;

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency with which the warrants may be purchased;

•	whether the warrants will be issued under the UBS AG Warrant Indenture or a warrant agreement;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in global or non-global form or in any combination of these forms;

•	the identities of the warrant agent, any depositaries and any paying, transfer, calculation or other agents for the warrants;

•	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed;

•	whether the warrants are to be sold separately or with other securities; and

•	any other terms of the warrants.

No holder of a warrant will have any rights of a holder of the warrant property purchasable under the warrant.

An investment in a warrant may involve special risks, including risks associated with indexed securities and currency-related risks if the warrant or the warrant property is linked to an index or is payable in or otherwise linked to a non-U.S. dollar currency. We describe some of these risks below under “Considerations Relating to Indexed Securities” and “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency.”

We and our affiliates may resell warrants in market-making transactions after their initial issuance. We discuss these transactions above under “Description of Debt Securities We May Offer—Information in the Applicable Prospectus Supplement.”

Debt Warrants

If you purchase debt warrants, the applicable prospectus supplement may contain, where applicable, the following additional information about your warrants:

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the debt warrants;

•	the exercise price and whether the exercise price may be paid in cash, by the exchange of any debt warrants or other securities or both and the method of exercising the debt warrants; and

•

the designation, terms and amount of debt securities, if any, to be issued together with each of the debt warrants and the date, if any, after which the debt warrants and debt securities will be separately transferable.

Universal Warrants

If you purchase universal warrants, the applicable prospectus supplement may contain, where applicable, the following additional information about your warrants:

•

whether the universal warrants are put warrants or call warrants, including in either case warrants that may be settled by means of net cash settlement or cashless exercise, or any other type of warrants;

•	the money or warrant property, and the amount or method for determining the amount of money or warrant property, payable or deliverable upon exercise of each universal warrant;

•	the price at which and the currency with which the warrant property may be purchased or sold upon the exercise of each universal warrant, or the method of determining that price;

•	whether the exercise price may be paid in cash, by the exchange of any universal warrants or other securities or both, and the method of exercising the universal warrants; and

•	whether the exercise of the universal warrants is to be settled in cash or by delivery of the warrant property or both and whether settlement will occur on a net basis or a gross basis.

This Section Is Only a Summary

The UBS AG Warrant Indenture or warrant agreement and its associated documents, including your warrant, contain the full legal text of the matters described in this section and the applicable prospectus supplement. We have filed a copy of the UBS AG Warrant Indenture with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain a copy of it. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

This section and the applicable prospectus supplement summarize all the material terms of the UBS AG Warrant Indenture or warrant agreement and your warrant. They do not, however, describe every aspect of the UBS AG Warrant Indenture or warrant agreement and your warrant. For example, in this section and in the applicable prospectus supplement, we use terms that have been given special meaning in the UBS AG Warrant Indenture or warrant agreement, but we describe the meaning for only the more important of those terms.

The UBS AG Warrant Indenture

We may issue universal warrants under the UBS AG Warrant Indenture. Warrants of this kind will not be secured by any property or assets of UBS AG or its subsidiaries. Thus, by owning a warrant issued under the UBS AG Warrant Indenture, you hold one of our unsecured obligations.

The warrants issued under the UBS AG Warrant Indenture will be contractual obligations of UBS AG and will rank equally with all of our other unsecured contractual obligations and unsecured and unsubordinated debt. The UBS AG Warrant Indenture does not limit our ability to incur additional contractual obligations or debt.

The UBS AG Warrant Indenture is a contract between us and U.S. Bank Trust National Association, which acts as UBS AG Warrant Trustee. The UBS AG Warrant Trustee has two main roles:

•

First, the UBS AG Warrant Trustee can enforce your rights against us if we default. There are limitations on the extent to which the UBS AG Warrant Trustee acts on your behalf, which we describe later under “—Default, Remedies and Waiver of Default.”

•	Second, the UBS AG Warrant Trustee performs administrative duties for us, such as sending you payments and notices.

We May Issue Many Series of Warrants Under the UBS AG Warrant Indenture

We may issue as many distinct series of warrants under the UBS AG Warrant Indenture as we wish. This section summarizes terms of the warrants that apply generally to all series issued under the UBS AG Warrant Indenture. The provisions of the UBS AG Warrant Indenture allow us not only to issue warrants with terms different from those of warrants previously issued under the UBS AG Warrant Indenture, but also to “reopen” a previous issue of a series of warrants and issue additional warrants of that series.

Amounts That We May Issue

The UBS AG Warrant Indenture does not limit the aggregate number of warrants that we may issue or the number of series or the aggregate amount of any particular series. We may issue warrants and other securities at any time without your consent and without notifying you.

The UBS AG Warrant Indenture and the warrants do not limit our ability to incur other contractual obligations or indebtedness or to issue other securities. Also, the terms of the warrants do not impose financial or similar restrictions on us.

Expiration Date and Payment or Settlement Date

The term “expiration date” with respect to any warrant means the date on which the right to exercise the warrant expires. The term “payment or settlement date” with respect to any warrant means the date when any money or warrant property with respect to that warrant becomes payable or deliverable upon exercise or redemption of that warrant in accordance with its terms.

Governing Law

The UBS AG Warrant Indenture is, and the warrants issued under it will be, governed by New York law.

Currency of Warrants

Amounts that become due and payable on your warrant will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in the applicable prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your warrant will be U.S. dollars, unless the applicable prospectus supplement states otherwise. You will have to pay for your warrant by delivering the requisite amount of the specified currency to UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or another firm that we name in the applicable prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on your warrants in the specified currency, except as described below in “—Payment Mechanics for Warrants.” See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency” below for more information about risks of investing in warrants of this kind.

Redemption

We will not be entitled to redeem your warrant before its expiration date unless the applicable prospectus supplement specifies a redemption commencement date.

If the applicable prospectus supplement specifies a redemption commencement date, it will also specify one or more redemption prices. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of warrants during those periods will apply.

If the applicable prospectus supplement specifies a redemption commencement date, your warrant will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your warrant, we will do so at the specified redemption price. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your warrant is redeemed.

If we exercise an option to redeem any warrant, we will give to the UBS AG Warrant Trustee and holders written notice of the redemption price of the warrant to be redeemed, not less than 10 days nor more than 60 days before the applicable redemption date or within any other period before the applicable redemption date specified in the applicable prospectus supplement. We will give the notice in the manner described below in “—Notices.”

We or our affiliates may purchase warrants from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Warrants that we or they purchase may, at our discretion, be held, resold or cancelled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of warrants, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not UBS AG, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the warrants of that series and the UBS AG Warrant Indenture. The successor entity may be organized under the laws of any jurisdiction, whether in Switzerland or elsewhere.

•

Immediately after the transaction, no default under the warrants of that series has occurred and is continuing. For this purpose, “default under the warrants of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “—Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the warrants of any series, we will not need to obtain the approval of the holder of those warrants in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of UBS AG but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets.

Also, if we merge, consolidate or sell our assets substantially as an entirety and the successor is a non-Swiss entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your warrants.

Default, Remedies and Waiver of Default

You will have special rights if an event of default with respect to your warrant occurs and is continuing, as described in this subsection.

Events of Default. Unless the applicable prospectus supplement says otherwise, when we refer to an event of default with respect to any series of warrants issued under the UBS AG Warrant Indenture, we mean that, upon satisfaction by the holder of the warrant of all conditions precedent to our relevant obligation or covenant to be satisfied by the holder, any of the following occurs:

•	We do not pay any money or deliver any warrant property with respect to that warrant on the payment or settlement date in accordance with the terms of that warrant;

•

We remain in breach of any covenant we make in the UBS AG Warrant Indenture for the benefit of the holder of that warrant for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the UBS AG Warrant Trustee or the holders of at least 10% in number of the relevant series of warrants;

•	We file for bankruptcy or certain other bankruptcy, insolvency or reorganization events relating to UBS AG occur; or

•	If the applicable prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

If we do not pay any money or deliver any warrant property when due with respect to a particular warrant of a series, as described in the first bullet point above, that failure to make a payment or delivery will not constitute an event of default with respect to any other warrant of the same series or any other series.

Remedies If an Event of Default Occurs. If an event of default occurs with respect to any series of warrants issued under the UBS AG Warrant Indenture, the UBS AG Warrant Trustee will have special duties. In that situation, the UBS AG Warrant Trustee will be obligated to use those of its rights and powers under the UBS AG Warrant Indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the UBS AG Warrant Trustee is not required to take any action under the UBS AG Warrant Indenture at the request of any holders unless the holders offer the UBS AG Warrant Trustee reasonable protection from expenses and liability. This is called an indemnity. If the UBS AG Warrant Trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in number of all warrants of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the UBS AG Warrant Trustee. These majority holders may also direct the UBS AG Warrant Trustee in performing any other action under the UBS AG Warrant Indenture with respect to the warrants of that series.

Before you bypass the UBS AG Warrant Trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any warrant issued under the UBS AG Warrant Indenture, all of the following must occur:

•	The holder of your warrant must give the UBS AG Warrant Trustee written notice that an event of default has occurred, and the event of default must not have been cured or waived.

•

The holders of not less than 25% in number of all warrants of the series to which your warrant belongs must make a written request that the UBS AG Warrant Trustee take action because of the default, and they or other holders must offer to the UBS AG Warrant Trustee an indemnity reasonably satisfactory to the UBS AG Warrant Trustee against the cost and other liabilities of taking that action.

•	The UBS AG Warrant Trustee must not have taken action for 60 days after the above steps have been taken.

•

During those 60 days, the holders of a majority in number of the warrants of the series to which your warrant belongs must not have given the UBS AG Warrant Trustee directions that are inconsistent with the written request of the holders of not less than 25% in number of the warrants of that series.

You are, however, entitled at any time to bring a lawsuit for the payment of any money or delivery of any warrant property due on your warrant on or after its payment or settlement date.

Waiver of Default. The holders of not less than a majority in number of the warrants of any series may waive a default for all warrants of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a default in payment of any money or delivery of any warrant property due on any warrant, however, without the approval of the particular holder of that warrant.

We Will Give the UBS AG Warrant Trustee Information About Defaults Annually. We will furnish to the UBS AG Warrant Trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the UBS AG Warrant Indenture and the warrants issued under it, or else specifying any default under the UBS AG Warrant Indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the UBS AG Warrant Trustee. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification and Waiver of Covenants

There are three types of changes we can make to the UBS AG Warrant Indenture and the warrants of any series issued under the UBS AG Warrant Indenture.

Changes Requiring Each Holder’s Approval. First, there are changes that cannot be made without the approval of each holder of a warrant affected by the change. Here is a list of those types of changes:

•	change the exercise price of the warrant;

•	change the terms of any warrant with respect to the payment or settlement date of the warrant;

•	reduce the amount of money payable or reduce the amount or change the kind of warrant property deliverable upon the exercise of the warrant or any premium payable upon redemption of the warrant;

•	change the currency of any payment on a warrant;

•	change the place of payment on a warrant;

•	permit redemption of a warrant if not previously permitted;

•

impair a holder’s right to exercise its warrant, or sue for payment of any money payable or delivery of any warrant property deliverable with respect to its warrant on or after the payment or settlement date or, in the case of redemption, the redemption date;

•	if any warrant provides that the holder may require us to repurchase the warrant, impair the holder’s right to require repurchase of the warrant;

•

reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the approval of whose holders is needed to change the UBS AG Warrant Indenture or those warrants;

•

reduce the percentage in number of the warrants of any one or more affected series, taken separately or together, as applicable, the consent of whose holders is needed to waive our compliance with the UBS AG Warrant Indenture or to waive defaults; and

•

change the provisions of the UBS AG Warrant Indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected warrant.

Changes Not Requiring Approval of Holders. The second type of change does not require any approval by holders of the warrants of an affected series. These changes are limited to clarifications and changes that would not adversely affect the warrants of that series in any material respect. Nor do we need any approval to make changes that affect only warrants to be issued under the UBS AG Warrant Indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular warrant, even if they affect other warrants. In those cases, we do not need to obtain the approval of the holder of that warrant; we need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval. Any other change to the UBS AG Warrant Indenture and the warrants issued under the UBS AG Warrant Indenture would require the following approval:

•	If the change affects only the warrants of a particular series, it must be approved by the holders of a majority in number of the warrants of that series.

•

If the change affects the warrants of more than one series issued under the UBS AG Warrant Indenture, it must be approved by the holders of a majority in number of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given by written consent.

The same majority approval would be required for us to obtain a waiver of any of our covenants in the UBS AG Warrant Indenture. If the holders approve a waiver of a covenant, we will not have to comply with that covenant. The holders, however, cannot approve a waiver of any provision in a particular warrant, or in the UBS AG Warrant Indenture as it affects that warrant, that we cannot change without the approval of the holder of that warrant as described above in “—Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the UBS AG Warrant Indenture or any warrants or request a waiver.

Special Rules for Action by Holders

When holders take any action under the UBS AG Warrant Indenture, such as giving a notice of default, approving any change or waiver or giving the UBS AG Warrant Trustee an instruction, we will apply the following rules.

Only Outstanding Warrants Are Eligible. Only holders of outstanding warrants of the applicable series will be eligible to participate in any action by holders of warrants of that series. Also, we will count only outstanding warrants in determining whether the various percentage requirements for taking action have been met. For these purposes, a warrant will not be “outstanding”:

•	if it has been surrendered for cancellation;

•	if it has been called for redemption;

•	if we have deposited or set aside, in trust for its holder, money or warrant property for its payment or settlement; or

•	if we or one of our affiliates, such as UBS Securities LLC, UBS Financial Services Inc. or Credit Suisse Securities (USA) LLC, is the beneficial owner.

Determining Record Dates for Action by Holders. We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under the UBS AG Warrant Indenture. In certain limited circumstances, only the UBS AG Warrant Trustee will be entitled to set a record date for action by holders. If we or the UBS AG Warrant Trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the UBS AG Warrant Trustee specifies if it sets the record date. We or the UBS AG Warrant Trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global warrant may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global warrants may differ from those for other warrants.

Notices

Notices to be given to holders of a global warrant will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of warrants not in global form will be sent by mail to the respective addresses of the holders as they appear in the UBS AG Warrant Trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

The Warrant Agreements

We may issue debt warrants and some universal warrants in one or more series and under one or more warrant agreements, each to be entered into between us and a bank, trust company or other financial institution as warrant agent. We may add, replace or terminate warrant agents from time to time. We may also choose to act as our own warrant agent. We will describe the warrant agreement under which we issue any warrants in the applicable prospectus supplement, and we will file that agreement with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part or as an exhibit to a Form 6-K and incorporated herein by reference. See “Where You Can Find More Information” above for information on how to obtain a copy of a warrant agreement when it is filed.

We may also issue universal warrants under the UBS AG Warrant Indenture. For these warrants, the applicable provisions of the UBS AG Warrant Indenture described above would apply instead of the provisions described in this section.

Enforcement of Rights

The warrant agent under a warrant agreement will act solely as our agent in connection with the warrants issued under that agreement. The warrant agent will not assume any obligation or relationship of agency or trust for or with any holders of those warrants. Any holder of warrants may, without the consent of any other person, enforce by appropriate legal action, on its own behalf, its right to exercise those warrants in accordance with their terms. No holder of any warrant will be entitled to any rights of a holder of the debt securities or any other warrant property purchasable upon exercise of the warrant, including any right to receive payments on those debt securities or other warrant property or to enforce any covenants or rights in the UBS AG Warrant Indenture or any other agreement.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification and Waiver of Covenants

There are three types of changes we can make to the warrants of any series and the related warrant agreement.

Changes Requiring Each Holder’s Approval. We may not amend any particular warrant or a warrant agreement with respect to any particular warrant unless we obtain the consent of the holder of that warrant, if the amendment would:

•	change the exercise price of the warrant;

•

change the kind or reduce the amount of the warrant property or other consideration receivable upon exercise, cancellation or expiration of the warrant, except as permitted by the antidilution or other adjustment provisions of the warrant;

•	shorten, advance or defer the period of time during which the holder may exercise the warrant or otherwise impair the holder’s right to exercise the warrant; or

•

reduce the percentage of outstanding, unexpired warrants of any series or class the consent of whose holders is required to amend the series or class, or the applicable warrant agreement with regard to that series or class, as described below.

Changes Not Requiring Approval of Holders. We and the applicable warrant agent may amend any warrant or warrant agreement without the consent of any holder:

•	to cure any ambiguity;

•	to cure, correct or supplement any defective or inconsistent provision; or

•	to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only warrants to be issued after the changes take effect. We may also make changes that do not adversely affect a particular warrant in any material respect, even if they adversely affect other warrants in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected warrant; we need only obtain any required approvals from the holders of the affected warrants.

Changes Requiring Majority Approval. Any other change to a particular warrant agreement and the warrants issued under that agreement would require the following approval:

•

If the change affects only the warrants of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding, unexpired warrants of that series.

•

If the change affects the warrants of more than one series issued under that agreement, the change must be approved by the holders of a majority of all outstanding, unexpired warrants of all series affected by the change, with the warrants of all the affected series voting together as one class for this purpose.

In each case, the required approval must be given in writing.

Mergers and Similar Transactions Are Permitted; No Restrictive Covenants or Events of Default

The warrant agreements and any warrants issued under the warrant agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the warrants and warrant agreements. We will then be relieved of any further obligation under the warrants and warrant agreements.

The warrant agreements and any warrants issued under the warrant agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The warrant agreements and any warrants issued under the warrant agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

Each warrant agreement and any warrants issued under the warrant agreement will be governed by New York law.

Form, Exchange and Transfer of Warrants

We will issue each warrant in global—i.e., book-entry—form only, unless we say otherwise in the applicable prospectus supplement. Warrants in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the warrants represented by the global security. Those who own beneficial interests in a global warrant will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.” Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all warrants in global form.

If a warrant is issued as a registered global warrant, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the warrant as described in this subsection, since the depositary will be the sole holder of the warrant.

In addition, we will issue each warrant in registered form, unless we say otherwise in the applicable prospectus supplement. If we issue a warrant in bearer form, the applicable prospectus supplement will describe the provisions that would apply to that security.

If any warrants cease to be issued in registered global form, then unless we indicate otherwise in the applicable prospectus supplement, they will be issued:

•	only in fully registered form; and

•	in denominations of 100 warrants and any multiple of 100 warrants.

Holders may exchange their warrants for warrants of smaller denominations or combined into fewer warrants of larger denominations, as long as the total number of warrants is not changed.

Holders of non-global warrants may exchange or transfer their warrants at the office of the UBS AG Warrant Trustee or warrant agent, as applicable. They may also replace lost, stolen, destroyed or mutilated warrants at that office. We have appointed the UBS AG Warrant Trustee or warrant agent, as applicable, to act as our agent for registering warrants in the names of holders and transferring and replacing warrants. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their warrants, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any warrants.

If we have the right to redeem, accelerate or settle any warrants before their expiration, and we exercise our right as to less than all those warrants, we may block the transfer or exchange of those warrants during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing or during any other period specified in the applicable prospectus supplement, in order to freeze the list of holders who will receive the mailing. We may also refuse to register transfers of or exchange any warrant selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any warrant being partially settled.

If we have designated additional transfer agents for your warrant, they will be named in the applicable prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

The rules for exchange described above apply to exchange of warrants for other warrants of the same series and kind. If a warrant is exercisable for a different kind of security, such as one that we have not issued, or for other property, the rules governing that type of exercise will be described in the applicable prospectus supplement.

Payment Mechanics for Warrants

Who Receives Payment?

If money is due on a warrant at its payment or settlement date, we will pay the amount to the holder of the warrant against surrender of the warrant at a proper place of payment or, in the case of a global warrant, in accordance with the applicable policies of the depositary.

How We Will Make Payments Due in U.S. Dollars

We will follow the practices described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global warrant. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described in the section entitled “Legal Ownership and Book-Entry Issuance—What Is a Global Security?.”

Payments on Non-Global Warrants. We will make payments on a warrant in non-global, registered form as follows. We will make all payments by check at the paying agent described below, against surrender of the warrant. All payments by check will be made in next-day funds—that is, in funds that become available on the day after the check is cashed.

Alternatively, if a non-global warrant has an original issue price of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the warrant by wire transfer of immediately available funds to an account at a bank in New York City, on the payment or settlement date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. Payment will be made only after the warrant is surrendered to the paying agent.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their warrants.

How We Will Make Payments Due in Other Currencies

We will follow the practices described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Warrants. We will make payments on a global warrant in accordance with the applicable policies of the depositary as in effect from time to time. We understand that these policies, as currently in effect at DTC, are as follows:

Unless otherwise indicated in the applicable prospectus supplement, if you are an indirect owner of global warrants denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do make that election, you must notify the participant through which your interest in the global warrant is held of your election. Your participant must, in turn, notify DTC of your election on or before the 10th DTC business day before the payment or settlement date.

DTC, in turn, will notify the paying agent of your election in accordance with DTC’s procedures.

If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC’s instructions, will make the payment to you or your participant by wire transfer of immediately available funds to an account maintained by you or your participant with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under “—Conversion to U.S. Dollars.” We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Book-entry and other indirect owners of a global warrant denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

Payments on Non-Global Warrants. Except as described in the second to last paragraph under this heading, we will make payments on warrants in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the UBS AG Warrant Trustee or warrant agent, as applicable. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. The payment will be made only after the warrant is surrendered to the paying agent.

If a holder fails to give instructions as described above, we will notify the holder at the address in the records of the UBS AG Warrant Trustee or warrant agent, as applicable, and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the UBS AG Warrant Indenture or warrant agreement, as applicable, as if made on the payment or settlement date, and no interest will accrue on the late payment from the payment or settlement date to the date paid.

Although a payment on a warrant in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the UBS AG Warrant Trustee or warrant agent, as applicable, at least five business days before the payment or settlement date for which payment in U.S. dollars is requested.

Indirect owners of a non-global warrant with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global warrant or a non-global warrant as described above, we will determine the U.S. dollar amount the holder receives as follows. The exchange rate agent described below will request currency bid quotations expressed in U.S. dollars from three or, if three are not available, then two, recognized foreign exchange dealers in New York City, any of which may be the exchange rate agent, an affiliate of UBS AG, as of 11:00 A.M., New York City time, on the second business day before the payment date. Currency bid quotations will be requested on an aggregate basis, for all holders of warrants requesting U.S. dollar payments of amounts due on the same date in the same specified currency. The U.S. dollar amount the holder receives will be based on the highest acceptable currency bid quotation received by the exchange rate agent. If the exchange rate agent determines that at least two acceptable currency bid quotations are not available on that second business day, the payment will be made in the specified currency.

To be acceptable, a quotation must be given as of 11:00 A.M., New York City time, on the second business day before the due date and the quoting dealer must commit to execute a contract at the quotation in the total amount due in that currency on all series of warrants. If some but not all of the relevant warrants are SOFR warrants or EURIBOR warrants, the second preceding business day will be determined for this purpose as if none of those warrants were SOFR warrants or EURIBOR warrants.

A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis specified in the applicable prospectus supplement.

For a specified currency other than U.S. dollars, the exchange rate will be the noon buying rate for cable transfers of the specified currency in New York City as quoted by the Federal Reserve Bank of New York on the then-most recent day on which that bank has quoted that rate.

The foregoing will apply to any warrant, whether in global or non-global form, and to any payment, including a payment at the payment or settlement date. Any payment made under the circumstances and in a manner described above will not result in a default under any warrant or the UBS AG Warrant Indenture.

Exchange Rate Agent. If we issue a warrant in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the warrant is originally issued in the applicable prospectus supplement. We may select UBS Securities LLC or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

If any payment or delivery of warrant property is due on a warrant on a day that is not a business day, we will make the payment or delivery on the next day that is a business day. Unless otherwise specified in the applicable prospectus supplement, payments or deliveries postponed to the next business day in this situation will be treated under the UBS AG Warrant Indenture as if they were made on the original payment or settlement date. Postponement of this kind will not result in a default under any warrant or the UBS AG Warrant Indenture, and no interest will accrue on the postponed amount from the original payment or settlement date to the next day that is a business day.

The term “business day” means, for any warrant, a day that meets all the following applicable requirements:

•

for all warrants, is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement;

•

if the warrant has a specified currency other than U.S. dollars or euros, is also a day on which banking institutions are not authorized or obligated by law, regulation or executive order to close in the principal financial center of the country issuing the specified currency;

•	if the warrant is held through Euroclear, is also not a day on which banking institutions in Brussels, Belgium are generally authorized or obligated by law, regulation or executive order to close; and

•	if the warrant is held through Clearstream, is also not a day on which banking institutions in Luxembourg are generally authorized or obligated by law, regulation or executive order to close.

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices warrants in non-global form may be surrendered for payment at their payment or settlement date. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the UBS AG Warrant Trustee, at its corporate trust office in New York City, as the paying agent for warrants issued under the UBS AG Warrant Indenture. We must notify the UBS AG Warrant Trustee of changes in the paying agents for warrants issued under the UBS AG Warrant Indenture.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid or warrant property delivered by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid or redelivered to us. After that two-year period, the holder may look only to us for payment of any money or delivery of any warrant property, and not to the UBS AG Warrant Trustee or warrant agent, as applicable, any other paying agent or anyone else.

Payment of Additional Amounts

A relevant jurisdiction may require us to withhold amounts from payments on a warrant for taxes or any other governmental charges. If the relevant jurisdiction requires a withholding of this type, we may be required to pay you an additional amount so that the net amount you receive will be the amount specified in the warrant to which you are entitled.

By relevant jurisdiction, we mean Switzerland or any jurisdiction in which the branch through which UBS AG issued the relevant warrants is located. We will not have to pay additional amounts in respect of taxes or other governmental charges that are required to be deducted or withheld by any paying agent from a payment on a warrant, if such payment can be made without such deduction or withholding by any other paying agent. Furthermore, we will not pay additional amounts for or on account of:

•	the existence of any present or former connection between you and the relevant jurisdiction, other than the mere holding of the warrant and the receipt of payments on it;

•	any estate, inheritance, gift, sales, transfer or personal property tax or any similar tax, duty, assessment or governmental charge;

•

your failure, or the failure of any intermediary, custodian or broker, to comply with any reasonable certification, documentation, information or other reporting requirement concerning your nationality, residence, identity or connection with the relevant jurisdiction, if such compliance is required as a precondition to relief or exemption from such taxes or other governmental charges (including, without limitation, a certification that you are not resident in the relevant jurisdiction or are not an individual resident of a member state of the EU);

•	your status as a bank purchasing the warrant in the ordinary course of its lending business;

•	your actual or constructive ownership of 10% or more of the combined voting power of all classes of our stock entitled to vote;

•	any taxes imposed on contingent interest as described in Section 871(h)(4) of the Code;

•

any taxes which would not have been imposed but for your presentation, or a presentation on your behalf, of a warrant payment on a date more than 15 days after the date on which such payment on the warrant becomes due and payable or on which the payment is duly provided for, whichever occurs later; or

•	any combination of the items listed above.

In addition, no additional amounts will be required to be paid on account of any deduction or withholding imposed or required pursuant to Sections 1471 through 1474 of the Code, any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code, or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

These provisions will also apply to any taxes or governmental charges imposed by any jurisdiction in which a successor to UBS AG is organized. The applicable prospectus supplement may describe additional circumstances in which we would not be required to pay additional amounts.

Calculation Agent

Calculations relating to warrants will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as UBS Securities LLC. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the warrant without your consent and without notifying you of the change.

The calculation agent’s determination of any amount of money payable or warrant property deliverable with respect to a warrant will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a warrant will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

Legal Ownership and Book-Entry Issuance

In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who is The Legal Owner of a Registered Security?

Each debt security or warrant in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the UBS AG Warrant Trustee, warrant agent or other agent maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

We will issue each security in book-entry form only. This means securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the UBS AG Warrant Indenture or warrant agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the UBS AG Warrant Trustee and the obligations, if any, of any warrant agents and any other third parties employed by us, the UBS AG Warrant Trustee or any of those agents, run only to the holders of the securities. We do not have obligations to investors who hold indirect interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—for example, to amend the UBS AG Warrant Indenture for a series of debt securities or warrants or the warrant agreement for a series of warrants or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the UBS AG Warrant Indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	whether and how you can instruct it to exercise any rights to purchase or sell warrant property under a warrant or to exchange or convert a security for or into other property;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We will issue each security in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•

a financial institution holding the securities on behalf of Morgan Guaranty Trust Company of New York, acting out of its Brussels, Belgium, office, as operator of the Euroclear system, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, which is known as “Clearstream”; and

•

any other clearing system or financial institution named in the applicable prospectus supplement. The depositaries named above may also be participants in one another’s systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants.

The depositary or depositaries for your securities will be named in the applicable prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. The applicable prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “—Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “—Holder’s Option to Obtain a Non- Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (such as Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

An investor cannot require the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•

An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “—Who Is the Legal Owner of a Registered Security?”

•	An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form.

•

An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•

The depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. We, the UBS AG Warrant Trustee and any warrant agents will have no responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. We, the UBS AG Warrant Trustee and any warrant agents also do not supervise the depositary in any way.

•

The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well.

•

Financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “—Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days; or

•

in the case of a global security representing debt securities or warrants issued under the UBS AG Warrant Indenture, if an event of default has occurred with regard to these debt securities or warrants and has not been cured or waived.

If a global security is terminated, only the depositary, and not we, the UBS AG Warrant Trustee for any debt securities or warrants or the warrant agent for any warrants, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

Considerations Relating to Indexed Securities

We use the term “indexed securities” to mean debt securities and warrants whose value is linked to an underlying property or index, including equity, commodity and credit indexed securities and equity, commodity, currency and credit linked securities. Indexed securities may present a high level of risk, and those who invest in some indexed securities may lose their entire investment. In addition, the treatment of indexed securities for U.S. federal income tax purposes is often unclear due to the absence of any authority specifically addressing the issues presented by any particular indexed security. Thus, if you propose to invest in indexed securities, you should independently evaluate the federal income tax consequences of purchasing an indexed security that apply in your particular circumstances.

Investors in Indexed Securities Could Lose Their Investment

The amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant will be determined by reference to the price, value or level of one or more securities, currencies, commodities or other properties, any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance, and/or one or more indices or baskets of any of these items. We refer to each of these as an “index.” The direction and magnitude of the change in the price, value or level of the relevant index will determine the amount of principal and/or interest payable on an indexed debt security and the cash value or physical settlement value of a physically settled debt security and the cash value or physical settlement value of an indexed warrant. The terms of a particular indexed debt security may or may not include a promised return of a percentage of the face amount at maturity or a minimum interest rate. An indexed warrant generally will not provide for any guaranteed minimum settlement value. Thus, if you purchase an indexed security, you may lose all or a portion of the principal or other amount you invest and may receive no interest on your investment.

The Issuer of a Security or Currency That Serves as an Index Could Take Actions That May Adversely Affect an Indexed Security

The issuer of a security that serves as an index or part of an index for an indexed security will have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. Such issuer may take actions, such as a merger or sale of assets, without regard to the interests of the holder. Any of these actions could adversely affect the value of a security indexed to that security or to an index of which that security is a component.

If the index for an indexed security includes a non-U.S. dollar currency or other asset denominated in a non-U.S. dollar currency, the government that issues that currency will also have no involvement in the offer and sale of the indexed security and no obligations to the holder of the indexed security. That government may take actions that could adversely affect the value of the security. See “Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency—Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security” below for more information about these kinds of government actions.

An Indexed Security May Be Linked to a Volatile Index, Which Could Hurt Your Investment

Some indices are highly volatile, which means that their value may change significantly, up or down, over a short period of time. The amount of principal or interest that can be expected to become payable on an indexed debt security or the expected settlement value of an indexed warrant may vary substantially from time to time. Because the amounts payable with respect to an indexed security are generally calculated based on the value or level of the relevant index on a specified date or over a limited period of time, volatility in the index increases the risk that the return on the indexed security may be adversely affected by a fluctuation in the level of the relevant index.

The volatility of an index may be affected by political or economic events, including governmental actions, or by the activities of participants in the relevant markets. Any of these events or activities could adversely affect the value of an indexed security.

An Index to Which a Security is Linked Could Be Changed or Become Unavailable

Some indices compiled by us or our affiliates or third parties may consist of or refer to several or many different securities, commodities or currencies or other instruments or measures. The compiler of such an index typically reserves the right to alter the composition of the index and the manner in which the value or level of the index is calculated. An alteration may result in a decrease in the value of or return on an indexed security that is linked to the index. The indices for our indexed securities may include published indices of this kind or customized indices developed by us or our affiliates in connection with particular issues of indexed securities.

A published index may become unavailable, or a customized index may become impossible to calculate in the normal manner, due to events such as war, natural disasters, cessation of publication of the index or a suspension or disruption of trading in one or more securities, commodities or currencies or other instruments or measures on which the index is based. If an index becomes unavailable or impossible to calculate in the normal manner, the terms of a particular indexed security may allow us to delay determining the amount payable as principal or interest on a debt security or the settlement value of an indexed warrant, or we may use an alternative method to determine the value of the unavailable index. Alternative methods of valuation are generally intended to produce a value similar to the value resulting from reference to the relevant index. It is unlikely, however, that any alternative method of valuation we use will produce a value identical to the value that the actual index would produce. If we use an alternative method of valuation for a security linked to an index of this kind, the value of the security, or the rate of return on it, may be lower than it otherwise would be.

Some indexed securities are linked to indices that are not commonly used or that have been developed only recently. The lack of a trading history may make it difficult to anticipate the volatility or other risks associated with an indexed security of this kind. In addition, trading in these indices or their underlying stocks, commodities or currencies or other instruments or measures, or options or futures contracts on these stocks, commodities or currencies or other instruments or measures, may be limited, which could increase their volatility and decrease the value of the related indexed securities or their rates of return.

We May Engage in Hedging Activities That Could Adversely Affect an Indexed Security

In order to hedge an exposure on a particular indexed security, we may, directly or through our affiliates, enter into transactions involving the securities, commodities or currencies or other instruments or measures that underlie the index for that security, or involving derivative instruments, such as swaps, options or futures, on the index or any of its component items. Any of these hedging activities will contribute to the trading volume of the underlying instruments and may adversely affect the market price of such underlying instruments and/or the index. By engaging in transactions of this kind, we could adversely affect the market value of an indexed security. It is possible that we could achieve substantial returns from our hedging transactions while the value of the indexed security may decline or become zero.

Information About Indices May Not Be Indicative of Future Performance

If we issue an indexed security, we may include historical information about the relevant index in the applicable prospectus supplement. Any information about indices that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in the relevant index that may occur in the future.

We May Have Conflicts of Interest Regarding an Indexed Security

UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC and our other affiliates may have conflicts of interest with respect to some indexed securities. UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC and our other affiliates may engage in trading, including trading for hedging purposes, for their own accounts or for other accounts under their management, in indexed securities and in the securities, commodities or currencies or other instruments or measures on which the index is based or in other derivative instruments related to the index or its component items. These trading activities could adversely affect the value of indexed securities. We and our affiliates may also issue or underwrite securities or derivative instruments that are linked to the same index as one or more indexed securities. By introducing competing products into the marketplace in this manner, we could adversely affect the value of an indexed security. With respect to any of the activities described above, we or our affiliates may not have any obligation to take the needs of the buyer, seller or holder of the indexed securities into consideration at any time.

UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or another of our affiliates may serve as calculation agent for the indexed securities and may have considerable discretion in calculating the amounts payable in respect of the securities. To the extent that UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or another of our affiliates calculates or compiles a particular index, it may also have considerable discretion in performing the calculation or compilation of the index. Exercising discretion in this manner could adversely affect the value of an indexed security based on the index or the rate of return on the security.

As noted above, our affiliates expect to engage in trading activities related to the index and the underlying securities or instruments linked to the same index that are not for the account of holders of the indexed securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the indexed securities and the interests UBS AG and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the index, could have an adverse impact on the market value of the indexed securities.

Considerations Relating to Floating Rate Debt Securities

Regulation and Reform of “Benchmarks” May Cause such “Benchmarks” to Perform Differently Than in the Past, or to Disappear Entirely, or Have Other Consequences Which Cannot be Predicted

Indices which are deemed to be “benchmarks” are the subject of recent international, national and other regulatory guidance and proposals for reform. Some of these reforms are already effective while others are still to be implemented. Among other developments, relevant authorities are mandating or encouraging the transition away from Interbank Offered Rates (“IBORs”) and have identified “risk free rates” to take the place of such IBORs as primary benchmarks. The risk free rates, such as SOFR, have a different methodology and other important differences from the IBORs they are replacing and have limited historical track record. These reforms may cause such “benchmarks” to perform differently than in the past, or to disappear entirely, or have other consequences which cannot be predicted. Any such consequence could have a material adverse effect on your floating rate debt securities.

Any of the international, national or other proposals for reform or the general increased regulatory scrutiny of “benchmarks” could increase the costs and risks of administering or otherwise participating in the setting of a “benchmark” and complying with any such regulations or requirements. Such factors may have the effect of discouraging market participants from continuing to administer or contribute to certain “benchmarks,” trigger changes in the rules or methodologies used in certain “benchmarks” or lead to the disappearance of certain “benchmarks.” The disappearance of a “benchmark” or changes in the manner of administration of a “benchmark” could result in discretionary valuation by the calculation agent or other consequence in relation to your floating rate debt securities. Any such consequence could have a material adverse effect on the value of and return on your floating rate debt securities.

Certain Risks Related to SOFR

The market continues to develop in relation to the Secured Overnight Financing Rate (“SOFR”) as a reference rate, and SOFR may differ from term rates such as London Inter-Bank Offered Rate (“LIBOR”) in a number of material respects

Interest on floating rate debt securities may be determined by reference to SOFR (“SOFR debt securities”), which differs from term rates such as LIBOR and other interbank offered rates (“IBORs”) in a number of material respects, including (without limitation) that SOFR is a backwards-looking, risk-free overnight rate, whereas such term rates are expressed on the basis of a forward-looking term and include a risk-element based on inter-bank lending. While forward-looking term rates based on certain risk-free rates have been or are being developed, it is uncertain whether the capital markets will move to referencing those term rates for public bond issues, or whether regulators would be content to allow such adoption. As such, investors in SOFR debt securities should be aware that risk free rates such as SOFR may behave materially differently as interest reference rates in contrast to IBOR rates.

Prospective investors in any SOFR debt securities issued under this prospectus should further be aware that the market may develop in relation to SOFR as a reference rate. For example, in the context of backwards-looking SOFR rates, market participants and relevant working groups have explored different methodologies, such as daily compounding rates and weighted average rates, and forward-looking “‘term”‘ SOFR reference rates (which seek to measure the market’s forward expectation of an average SOFR rate over a designated term) have also been, or are being, developed.

The market or a significant part thereof may adopt an application of SOFR that differs significantly from the specific formula for Compounded Daily SOFR set forth in this prospectus under “Description of Debt Securities We May Offer––Floating Rate Debt Securities––CS Legacy Debt Securities Interest Rate Formulas––SOFR CS Legacy Debt Securities”. The development of SOFR as an interest reference rate for the bond market, as well as continued development of SOFR-based rates for such market and the market infrastructure for adopting such rate, could result in reduced liquidity or increased volatility or could otherwise affect the market price of any SOFR debt securities issued under this prospectus from time to time.

SOFR may be more volatile than other benchmark or market rates

Since the initial publication of SOFR, daily changes in SOFR have, on occasion, been more volatile than daily changes in other benchmark or market rates, such as U.S. dollar LIBOR. In addition, the volatility of SOFR has reflected the underlying volatility of the overnight U.S. Treasury repo market. The Federal Reserve Bank of New York has at times conducted operations in the overnight U.S. Treasury repo market in order to help maintain the federal funds rate within a target range. There can be no assurance that the Federal Reserve Bank of New York will continue to conduct such operations in the future, and the duration and extent of any such operations is inherently uncertain. The effect of such operations, or the cessation or such operations to the extent they are commenced, is uncertain and could be materially adverse to investors in the SOFR debt securities. In addition, although changes in term SOFR rates generally are not expected to be as volatile as changes in SOFR on a daily basis, the return on, value of and market for the SOFR-based securities may fluctuate more than debt securities with interest rates based on less volatile rates.

SOFR may be volatile and will be influenced by a variety of unpredictable factors, including but not limited to:

•	changes in, or perceptions about the future, SOFR rates;

•	general economic conditions;

•	policies of the Federal Reserve Bank of New York regarding interest rate;

•	sentiment regarding underlying strength in the U.S. and global economies;

•	inflation and expectations concerning inflation;

•	sentiment regarding credit quality in the U.S. and global credit markets;

•	performance of capital markets; and

•	geopolitical conditions and economic, financial, political, regulatory, judicial or other events that affect markets generally and that may affect SOFR.

These factors interrelate in complex and unpredictable ways, and the effect of one factor may offset or enhance the effect of another factor.

Any failure of SOFR to gain market acceptance could adversely affect the SOFR debt securities

According to the Alternative Reference Rates Committee (the “ARRC”), SOFR was developed for use in certain U.S. dollar derivatives and other financial contracts as an alternative to U.S. dollar LIBOR in part because it is considered a good representation of general funding conditions in the overnight U.S. Treasury repurchase agreement market. However, as a rate based on transactions secured by U.S. Treasury securities, it does not measure bank-specific credit risk and, as a result, is less likely to correlate with the unsecured short-term funding costs of banks. This may mean that market participants would not consider SOFR a suitable substitute, replacement or successor for all of the purposes for which the U.S. dollar LIBOR historically has been used (including, without limitation, as a representation of the unsecured short-term funding costs of banks), which may, in turn, lessen market acceptance of SOFR. Any failure of SOFR to gain market acceptance could adversely affect the return on and value of the SOFR debt securities and the price at which investors can sell the SOFR debt securities in the secondary market.

As of the date hereof, there are multiple market conventions with respect to the implementation of SOFR as a base rate for various securities. The manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in floating rate note markets may differ materially compared with the manner of calculation and related conventions with respect to the determination of interest rates based on SOFR in other markets, such as the derivatives and loan markets. Investors should carefully consider how any potential inconsistencies between the manner of calculation and related conventions with respect to the determination of interest or other payment rates based on SOFR across these markets may impact any hedging or other financial arrangements that they may put in place in connection with any acquisition, holding or disposition of SOFR debt securities.

SOFR may be modified or discontinued, which could adversely affect the market value of SOFR debt securities

SOFR is a relatively new rate, and the Federal Reserve Bank of New York (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR. SOFR is published by the Federal Reserve Bank of New York based on data received from other sources. We have no control over the determination of SOFR, methods of calculation, publication schedule, rate revision practices or availability of SOFR. There can be no guarantee that SOFR will not be discontinued or fundamentally altered in a manner that is materially adverse to your interest in the SOFR debt securities. Additionally, because SOFR is relatively new, there may be a greater likelihood of changes to the methods pursuant to which it is determined than there would be if it had a longer publication history. The administrator of SOFR may withdraw, modify, amend, suspend or discontinue the calculation or dissemination of SOFR in its sole discretion and without notice.

There is limited historical data regarding SOFR and the future performance of SOFR cannot be predicted based on historical performance

We or our affiliates may publish research reports that could affect the market value of SOFR debt securities

We or one or more of our affiliates, at present or in the future, may publish research reports with respect to movements in interest rates generally, or with respect to the LIBOR transition to alternative reference rates or SOFR specifically. This research may be modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding SOFR debt securities. Any of these activities may affect the market value of the SOFR debt securities.

The amount of interest payable on SOFR debt securities with respect to each interest period will be determined near the end of such interest period

The interest rate with respect to any interest period for SOFR debt securities is only capable of being determined near the end of such interest period. Consequently, it may be difficult for holders of the SOFR debt securities to estimate reliably the amount of interest which will be payable on the SOFR debt securities on any given interest payment date. In addition, some investors may be unwilling or unable to trade the SOFR debt securities without changes to their information technology systems, both of which could adversely impact the liquidity and trading price of the SOFR debt securities.

The Calculation Agent Will Have the Authority to Make Determinations That Could Affect the Market Value of Your Floating Rate Debt Securities

If UBS Securities LLC, or another of our affiliates, is named as calculation agent for your floating rate debt securities, UBS Securities LLC or such other affiliate will make determinations with respect to your floating rate debt securities as specified herein and in the applicable prospectus supplement and may have discretion in calculating the amounts payable in respect of your floating rate debt securities. If UBS Securities LLC or such other affiliate determines that a benchmark replacement date with respect to your floating rate debt securities has occurred, it will determine, among other things, the applicable benchmark replacement, the applicable benchmark replacement adjustment, and the applicable benchmark replacement conforming changes, and such determinations will be conclusive and binding absent manifest error. The exercise of this discretion by UBS Securities LLC or such other affiliate could adversely affect the value of your floating rate debt securities and may present UBS Securities LLC or such other affiliate with a conflict of interest. We may change the calculation agent at any time without notice.

Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency

If you intend to invest in a non-U.S. dollar security—e.g., a security whose principal and/or interest is payable in a currency other than U.S. dollars or that may be settled by delivery of or reference to a non-U.S. dollar currency or property denominated in or otherwise linked to a non-U.S. dollar currency—you should consult your own financial and legal advisors as to the currency risks entailed by your investment. Securities of this kind may not be an appropriate investment for investors who are unsophisticated with respect to non-U.S. dollar currency transactions.

The information in this prospectus is directed primarily to investors who are U.S. residents or whose base currency is the U.S. dollar. Investors who are not U.S. residents or whose base currency is not the U.S. dollar should consult their own financial and legal advisors about currency-related risks particular to their investment.

An Investment in a Non-U.S. Dollar Security Involves Currency-Related Risks

An investment in a non-U.S. dollar security entails significant risks that are not associated with a similar investment in a security that is payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. When payments are made in the non-U.S. dollar currency, the total principal plus interest in that currency may be less than the initial principal invested on a U.S. dollar basis, if converted back into U.S. dollars at the then-current spot price, despite any interest or enhanced yield that may have been earned. These risks generally depend on factors over which we have no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

There Are Limited Facilities for Non-U.S. Dollar Currencies in the United States

At the present time, there are limited facilities in the United States for the conversion of U.S. dollars into foreign currencies, currency units or composite currencies and vice versa, and commercial banks generally do not offer non-U.S. dollar checking or savings account facilities in the United States. The agents are prepared to arrange for the conversion of U.S. dollars into the non-U.S. dollar specified currency in which a security may be denominated in order to enable the purchaser to pay for the security, provided that a request is made to the applicable agent on or prior to the third business day preceding the date of delivery of the security, or by such other day as determined by such agent. Each such conversion will be made by the applicable agent on such terms and subject to such conditions, limitations and charges as the agent may from time to time establish in accordance with its regular foreign exchange practices. All costs of conversion will be borne by the purchaser of such security denominated in a non-U.S. dollar specified currency.

Changes in Currency Exchange Rates Can Be Volatile and Unpredictable

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in a security denominated in, or where value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the security, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the security to fall. Depreciation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.

Government Policy Can Adversely Affect Currency Exchange Rates and an Investment in a Non-U.S. Dollar Security

Currency exchange rates can either float or be fixed by sovereign governments. From time to time, governments use a variety of techniques, such as intervention by a country’s central bank or imposition of regulatory controls or taxes, to affect the exchange rate of their currencies. Governments may also issue a new currency to replace an existing currency or alter the exchange rate or exchange characteristics by devaluation or revaluation of a currency. Thus, a special risk in purchasing non-U.S. dollar securities is that their yields or payouts could be significantly and unpredictably affected by governmental actions. Even in the absence of governmental action directly affecting currency exchange rates, political or economic developments in the country issuing the specified currency for a non-U.S. dollar security or elsewhere could lead to significant and sudden changes in the exchange rate between the U.S. dollar and the specified currency. These changes could affect the value of the security as participants in the global currency markets move to buy or sell the specified currency or U.S. dollars in reaction to these developments.

Governments have imposed from time to time and may in the future impose exchange controls or other conditions, including taxes, with respect to the exchange or transfer of a specified currency that could affect exchange rates as well as the availability of a specified currency for a security at its maturity or on any other payment date. In addition, the ability of a holder to move currency freely out of the country in which payment in the currency is received or to convert the currency at a freely determined market rate could be limited by governmental actions.

Non-U.S. Dollar Securities May Permit Us to Make Payments in U.S. Dollars or Delay Payment If We Are Unable to Obtain the Specified Currency

Securities payable in a currency other than U.S. dollars may provide that, if the other currency is subject to convertibility, transferability, market disruption or other conditions affecting its availability at or about the time when a payment on the securities comes due because of circumstances beyond our control, we will be entitled to make the payment in U.S. dollars or delay making the payment. These circumstances could include the imposition of exchange controls or our inability to obtain the other currency because of a disruption in the currency markets. If we made payment in U.S. dollars, the exchange rate we would use would be determined in the manner described above under “Description of Debt Securities We May Offer—Payment Mechanics for Debt Securities—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available” and “Description of Warrants We May Offer—Payment Mechanics for Warrants—How We Will Make Payments Due in Other Currencies—When the Specified Currency Is Not Available.” A determination of this kind may be based on limited information and would involve significant discretion on the part of our foreign exchange agent. As a result, the value of the payment in U.S. dollars an investor would receive on the payment date may be less than the value of the payment the investor would have received in the other currency if it had been available, or may be zero. In addition, a government may impose extraordinary taxes on transfers of a currency. If that happens, we will be entitled to deduct these taxes from any payment on securities payable in that currency.

We Will Not Adjust Non-U.S. Dollar Securities to Compensate for Changes in Currency Exchange Rates

Except as described above, we will not make any adjustment or change in the terms of a non-U.S. dollar security in the event of any change in exchange rates for the relevant currency, whether in the event of any devaluation, revaluation or imposition of exchange or other regulatory controls or taxes or in the event of other developments affecting that currency, the U.S. dollar or any other currency. Consequently, investors in non-U.S. dollar securities will bear the risk that their investment may be adversely affected by these types of events.

In a Lawsuit for Payment on a Non-U.S. Dollar Security, an Investor May Bear Currency Exchange Risk

Our securities will be governed by New York law. Under Section 27 of the New York Judiciary Law, a state court in the State of New York rendering a judgment on a security denominated in a currency other than U.S. dollars would be required to render the judgment in the specified currency; however, the judgment would be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment. Consequently, in a lawsuit for payment on a security denominated in a currency other than U.S. dollars, investors would bear currency exchange risk until judgment is entered, which could be a long time.

In courts outside of New York, investors may not be able to obtain judgment in a specified currency other than U.S. dollars. For example, a judgment for money in an action based on a non-U.S. dollar security in many other U.S. federal or state courts ordinarily would be enforced in the United States only in U.S. dollars. The date used to determine the rate of conversion of the currency in which any particular security is denominated into U.S. dollars will depend upon various factors, including which court renders the judgment.

Information About Exchange Rates May Not Be Indicative of Future Performance

If we issue a non-U.S. dollar security, we may include in the applicable prospectus supplement currency disclosure that provides information about historical exchange rates for the relevant non-U.S. dollar currency or currencies. Any information about exchange rates that we may provide will be furnished as a matter of information only, and you should not regard the information as indicative of the range of, or trends in, fluctuations in currency exchange rates that may occur in the future. That rate will likely differ from the exchange rate used under the terms that apply to a particular security.

U.S. Tax Considerations

Unless as otherwise stated in the applicable prospectus supplement, this section describes the material United States federal income tax consequences to United States holders, as defined below, of owning the debt securities. It is the opinion of Sullivan & Cromwell LLP, United States tax counsel to UBS AG. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, estate and gift tax consequences and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section applies to you only if you hold your debt securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax-exempt organization;

•	a person that owns debt securities that are a hedge or that are hedged against interest rate or currency risks;

•	a person that owns debt securities as part of a straddle or conversion transaction for tax purposes;

•	a person that purchases or sells debt securities as part of a wash sale for tax purposes;

•	a person whose functional currency for tax purposes is not the U.S. dollar; or

•	a person that is not a United States holder, as defined below.

This section deals only with debt securities that are booked through a non-U.S. branch of UBS AG that is not engaged in a United States trade or business, that are in registered form and that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are booked through a U.S. branch of UBS AG or through a branch that is engaged in a United States trade or business, that are due to mature more than 30 years from their date of issue or that are in bearer form, as well as the restrictions on ownership for debt securities that are in bearer form, and the tax consequences of owning warrants will be discussed in an applicable prospectus supplement. This section is based on the Code, its legislative history, existing and proposed regulations under the Code, and published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the debt securities.

Please consult your own tax advisor concerning the consequences of owning these debt securities in your particular circumstances under the Code and the laws of any other taxing jurisdiction.

You are a United States holder if you are a beneficial owner of a debt security and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to United States federal income tax regardless of its source; or

•

a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

Payments of Interest

Except as described below in the case of interest on a discount debt security that is not qualified stated interest, each as defined below under “Original Issue Discount—General,” you will be taxed on any interest on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or it accrues, depending on your method of accounting for tax purposes.

Interest we pay on the debt securities and original issue discount, if any, accrued with respect to the debt securities (as described below under “—Original Issue Discount”) and any additional amounts paid with respect to withholding tax on the debt securities, including withholding tax on payments of such additional amounts, constitutes income from sources outside the United States, and generally will be “passive” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you must recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you will determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.

If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it will apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the Internal Revenue Service.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the exchange rate that you used to accrue interest income and the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it will be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods, applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities.”

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of 1/4 of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security will have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you must include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount.” You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•	the amount of the principal payment made

divided by

•	the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you must include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you must include in income is calculated using a constant-yield method, and generally you will include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of accrued OID that you must include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any accrual period a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•	multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity; and then

•	subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.

You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you can determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•	adding your discount debt security’s issue price and any accrued OID for each prior accrual period; and then

•	subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you must allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you must increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•	the amount payable at the maturity of your debt security, other than any payment of qualified stated interest; and

•	your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts, other than qualified stated interest, payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “General,” the excess is acquisition premium. If you do not make the election described below under “Election to Treat All Interest as Original Issue Discount,” then you must reduce the daily portions of OID by a fraction equal to:

•	the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by

•	the excess of the sum of all amounts payable (other than qualified stated interest) on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•	a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;

•	the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and

•	the payment will equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment will be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you must determine the yield and maturity of your debt security by assuming that the payments will be made according to the payment schedule most likely to occur if:

•	the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and

•	one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you must include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•

in the case of an option or options that we may exercise, we will be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security and,

•

in the case of an option or options that you may exercise, you will be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules will apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you must redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “General,” with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “Debt Securities Purchased at a Premium,” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•	the issue price of your debt security will equal your cost;

•	the issue date of your debt security will be the date you acquired it; and

•	no payments on your debt security will be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you will be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you will be treated as having made the election discussed below under “Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the Internal Revenue Service.

Variable Rate Debt Securities. Your debt security will be a variable rate debt security if:

•	your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:

1.	.015 multiplied by the product of the total noncontingent principal payments and the number of complete years to maturity from the issue date, or

2.	15 percent of the total noncontingent principal payments; and

•	your debt security provides for stated interest, compounded or paid at least annually, only at:

1.	one or more qualified floating rates,

2.	a single fixed rate and one or more qualified floating rates,

3.	a single objective rate, or

4.	a single fixed rate and a single objective rate that is a qualified inverse floating rate; and

•

the value of any variable rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security will have a variable rate that is a qualified floating rate if:

•	variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or

•	the rate is equal to such a rate either:

1.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35, or

2.	multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.

Your debt security will not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security will have a variable rate that is a single objective rate if:

•	the rate is not a qualified floating rate; and

•

the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of UBS AG or a related party.

Your debt security will not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term will be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•	the rate is equal to a fixed rate minus a qualified floating rate; and

•	the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security will also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•	the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points; or

•	the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate (or one of those rates after a single fixed rate for an initial period), all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, for a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally must determine the interest and OID accruals on your debt security by:

•	determining a fixed rate substitute for each variable rate provided under your variable rate debt security;

•	constructing the equivalent fixed rate debt instrument (using the fixed rate substitute described above);

•	determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument; and

•	adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than a single fixed rate for an initial period, you generally must determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security will be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so. However, you may be required to include any stated interest in income as you receive it. If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you will be required to accrue OID on short-term debt securities on either a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security will be ordinary income to the extent of the accrued OID, which will be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you will be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you must determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest.” You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount Debt Securities

You will be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•	in the case of an initial purchaser, you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and

•

in the case of all purchasers, the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than 1/4 of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its revised issue price, exceeds the price you paid for the debt security by less than 1/4 of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it will apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the Internal Revenue Service. If you own a market discount debt security and do not make this election, you will generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it will apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you will reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you will compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium will reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it will apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the Internal Revenue Service. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount.”

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•	adding any OID or market discount previously included in income with respect to your debt security; and then

•

subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest income on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security will generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security will be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments), and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize will be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, will determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•	described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount,” or

•	attributable to changes in exchange rates as described below.

Capital gain of a noncorporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you only take exchange gain or loss into account to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency will equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally will have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase debt securities or exchange it for U.S. dollars, any gain or loss recognized generally will be ordinary income or loss.

Extendible, Indexed and Other Debt Securities

The applicable prospectus supplement will discuss any special United States federal income tax rules with respect to extendible debt securities, contingent foreign currency debt securities, amortizing debt securities, debt securities the payments on which are determined by reference to the value of any index or stock and debt securities that are subject to the rules governing contingent payment obligations.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds (a “Reportable Transaction”). Under these regulations, if the debt securities are denominated in, or linked to, a foreign currency, a United States holder that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on Internal Revenue Service Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

Certain non-U.S. financial institutions must comply with information reporting requirements or certification requirements in respect of their direct and indirect United States shareholders and/or United States accountholders to avoid becoming subject to withholding on certain payments. UBS AG and other non-U.S. financial institutions may accordingly be required to report information to the Internal Revenue Service regarding the holders of debt securities and to withhold on a portion of payments under the debt securities to certain holders that fail to comply with the relevant information reporting requirements (or hold debt securities directly or indirectly through certain non-compliant intermediaries). However, under proposed Treasury regulations, such withholding will not apply to payments on debt securities that are made before the date that is two years after the date on which final regulations defining the term “foreign passthru payment” are enacted. Moreover, such withholding would only apply to debt securities issued at least six months after the date on which final regulations implementing such rule are enacted. Holders are urged to consult their own tax advisors and any banks or brokers through which they will hold debt securities as to the consequences (if any) of these rules to them.

Information with Respect to Foreign Financial Assets

Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold) may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” may include financial accounts maintained by foreign financial institutions (which would include debt of a foreign financial institution that is not regularly traded on an established securities market, and thus may include your debt securities), as well as any of the following but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts that have non-United States issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the debt securities.

Backup Withholding and Information Reporting

If you are a noncorporate United States holder, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal, any premium and interest on a debt security within the United States, and the payment of proceeds to you from the sale of a debt security effected at a United States office of a broker. Information reporting may also apply in respect of any OID that accrues on a debt security.

Additionally, backup withholding may apply to such payments if you fail to comply with applicable certification requirements or (in the case of interest payments) are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

Payment of the proceeds from the sale of a debt security effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

Tax Considerations Under the Laws of Switzerland

General

Unless as otherwise stated in the applicable prospectus supplement, this section describes the principal tax consequences under the laws of Switzerland for non-Swiss investors (i.e., for investors who are not residents of Switzerland and have no permanent establishment or fixed place of business situated in Switzerland for Swiss tax purposes) of acquiring, owning or disposing of debt securities and warrants issued by UBS AG acting through a non-Swiss branch, and booked through a non-Swiss branch of UBS AG, which has the status of a bank, and the proceeds from which are used outside Switzerland. This summary does not address the tax treatment of Swiss investors (i.e., for investors who are residents of Switzerland or have a permanent establishment or fixed place of business situated in Switzerland for Swiss tax purposes). The tax information set forth below is based on the opinion of Homburger AG, Zürich, Switzerland, dated December 6, 2024, and has been approved by them for its accuracy.

The following is a summary based on legislation as of the date of this prospectus and does not aim to be a comprehensive description of all the Swiss tax considerations that may be relevant to a decision to invest in debt securities and warrants. The tax treatment for each debt security-holder and warrant-holder depends on the particular situation. All holders and prospective holders are advised to consult their own professional tax advisors in light of their particular circumstances as to the Swiss tax legislation that could be relevant for them in connection with the purchase, ownership and disposition of debt securities and warrants and the consequences of such actions under the tax legislation of Switzerland.

Swiss Income and Wealth Tax

Holders of debt securities and warrants who are not residents of Switzerland and have not engaged in a trade or business through a permanent establishment or fixed place of business situated in Switzerland to which the debt securities and warrants are attributable or to which the debt securities and warrants belong will not be subject to any Swiss federal, cantonal or communal corporate or individual income and capital or wealth tax or capital gains tax on the holding and disposition of the debt securities and warrants or the exercise of warrants.

Issuance Stamp Tax

The issuance of the debt securities and warrants will not be a taxable event for Swiss issuance stamp tax purposes.

Withholding Tax

Under the condition that UBS AG will book the debt securities or warrants in its Jersey branch, London branch or any other branch not situated in Switzerland and under the conditions that the respective branch has the status of a bank and UBS AG does not use the proceeds of the sale of the debt securities and warrants in Switzerland, the payment of interest on and the redemption of debt securities or warrants and the exercise of warrants is not subject to Swiss withholding tax.

Potential Reform of Swiss Withholding Tax Regime

On April 3, 2020, the Swiss Federal Council published draft legislation and opened a consultation procedure regarding the reform of the Swiss federal withholding tax regime applicable to interest on bonds. This draft legislation provided for, among other things, the replacement of the current debtor-based regime applicable to interest payments on bonds with a paying agent-based regime for Swiss withholding tax. Generally speaking, this proposed paying agent-based regime would (i) subject all interest payments on bonds made through paying agents in Switzerland to individuals resident in Switzerland to Swiss withholding tax, and (ii) exempt from Swiss withholding tax interest payments on bonds to all other persons, including to Swiss-domiciled legal entities and foreign investors (other than indirect interest payments through foreign and Swiss domestic collective investments vehicles). However, the results of the consultation, which ended on July 10, 2020, were controversial. Consequently, on April 15, 2021, the Swiss Federal Council submitted new draft legislation on the reform of the Swiss withholding tax system providing for the abolition of Swiss withholding tax on interest payments on bonds for submission to the Swiss Parliament, which legislation was accepted by the Swiss Parliament on December 17, 2021. The proposed legislation was rejected in a referendum held on September 25, 2022. In view of the rejection of this legislation, the Swiss Federal Council could again propose a paying agent-based regime as contemplated by the draft legislation published on April 3, 2020. If such legislation were to be enacted and were to result in the deduction or withholding of Swiss withholding tax on any payment in respect of a debt security or warrant by any person in Switzerland other than UBS AG, the holder of such debt security or warrant would not be entitled to any additional amounts with respect to such debt security or warrant as a result of such deduction or withholding under the applicable terms of the debt securities or warrant, as the case may be.

Securities Turnover Tax

Dealings in debt securities or warrants where a bank or another securities dealer in Switzerland (as defined in the Swiss Federal Act on Stamp Duties of June 27, 1973, as amended) acts as an intermediary, or is a party, to the transaction, may be subject to Swiss federal securities turnover tax at an aggregated rate of up to 0.3 percent of the purchase price of the debt securities or warrants.

However, no securities turnover tax will be imposed on transactions that are not carried out through a Swiss securities dealer or to which no Swiss securities dealer is a party or an intermediary. A branch of UBS AG situated, or a subsidiary of UBS AG resident, outside Switzerland will not be a Swiss securities dealer under the Swiss Federal Stamp Tax Act.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Currently, FATCA is implemented in Switzerland under Model 2, which means that Swiss financial institutions disclose account details directly to the U.S. tax authority with the consent of the U.S. clients concerned. Where U.S. clients do not give their consent, the United States has to request this data through normal administrative assistance channels.

On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime (Model 2) to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities (Model 1). The negotiations were concluded on November 13, 2023 and on June 27, 2024, the Swiss Federal Tax Administration issued a press release announcing the signing of a reciprocal FATCA Model 1 intergovernmental agreement (the “Model 1 IGA”). This means that Switzerland will also receive account data from the United States in the future. Swiss financial institutions will no longer provide the required data to the U.S. authorities, but rather to the Swiss Federal Tax Administration, which will then transmit it to the Internal Revenue Service. In Switzerland, the implementation of the Model 1 IGA necessitates changes to national law, which will be decided by the Federal Assembly. Such changes to national law implementing the Model 1 IGA are currently expected to enter into force in Switzerland on January 1, 2027. However, it is not possible to predict whether and when such changes will be enacted.

Automatic Exchange of Information in Tax Matters

Switzerland has concluded a multilateral agreement with the EU on the international exchange of information (the “AEOI”) in tax matters, which applies to all EU member states. In addition, Switzerland has signed the multilateral competent authority agreement on the automatic exchange of financial account information (the “MCAA”) and a number of bilateral AEOI agreements with other countries, most of them on the basis of the MCAA. Based on these agreements and the implementing laws of Switzerland, Switzerland collects and exchanges data in respect of financial assets held in, and income derived thereon and credited to, accounts or deposits (including securities held in any such account or deposit) with a paying agent in Switzerland for the benefit of individuals resident in an EU member state or in another treaty state.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or an entity whose underlying assets include

“plan assets” by reason of such plan’s investment in the entity (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the debt securities and warrants. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the Code.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“parties in interest”) with respect to the Plan. A violation of these prohibited transaction rules may result in civil penalties or other liabilities under ERISA and/or excise tax under Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

We and certain of our affiliates, among others, may each be considered a party in interest with respect to many Plans. The acquisition or holding of debt securities or warrants by a Plan with respect to which we, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC, underwriters, dealers and agents or any of their or our respective affiliates is or becomes a party in interest may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the debt securities and warrants are acquired and held pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs,” that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the acquisition of warrants and the acquisition or holding of debt securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the acquisition and disposition of debt securities and warrants offered hereby, provided that neither UBS AG nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the warrants should not be acquired and the debt securities should not be acquired or held by any person investing the assets of any Plan or Non-ERISA Arrangement, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a violation of any applicable Similar Laws.

Any acquiror or holder of debt securities or any interest therein and any acquirer of warrants or any interest therein will be deemed to have represented by its acquisition and holding or conversion of debt securities or any interest therein or its acquisition of warrants or any interest therein that it either (1) is not a Plan or a Non-ERISA Arrangement and is not acquiring or holding the debt securities or acquiring the warrants on behalf of or with the assets of any Plan or Non-ERISA Arrangement or (2) the acquisition and holding of the debt securities and the acquisition of the warrants will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering acquiring the debt securities or warrants on behalf of or with the assets of any Plan or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the PTCEs listed above, the service provider exemption or the potential consequences of any acquisition or holding under Similar Laws, as applicable. Acquirors of debt securities and warrants have exclusive responsibility for ensuring that their acquisition and holding of debt securities and warrants do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. Neither this discussion nor anything herein is or is intended to be investment advice directed at any potential purchaser or holder that is a Plan or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the debt securities or warrants is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable. The transfer of any debt securities or warrants to a Plan or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that an investment in the debt securities or warrants meets all relevant legal requirements with respect to investments by any such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement or that such investment is appropriate for such Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

Plan of Distribution

Plan of Distribution for the Initial Offer and Sale of Securities

We plan to issue the debt securities issued under the Senior Indenture and the warrants under a distribution agreement with UBS Securities LLC and UBS Financial Services Inc., as the agents. We have filed a copy of the form of this distribution agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part. We plan to issue the debt securities issued under the CS Legacy Indenture under a distribution agreement originally entered into between CS AG, as issuer, and Credit Suisse Securities (USA) LLC, as agent, and under which UBS AG became the issuer in connection with the Merger. Our affiliate UBS Securities LLC became an agent under the distribution agreement on March 26, 2024. We have filed a copy of the form of this distribution agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information” above for information on how to obtain a copy of these agreements. Subject to certain conditions, the agents would agree to use their reasonable efforts to solicit purchases of the relevant securities. We would have the right to accept offers to purchase securities and may reject any proposed purchase of the securities. The agents may also reject any offer to purchase securities. We would pay the agents a commission on any securities sold through the agents. In accordance with FINRA Rule 5110, in no situation will underwriting compensation exceed 8% of the principal amount of the securities.

UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC are affiliates of UBS AG. FINRA Rule 5121 imposes certain requirements when a FINRA member such as UBS Securities LLC, UBS Financial Services Inc. or Credit Suisse Securities (USA) LLC distributes an affiliated company’s securities. If UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121.

We may also sell securities to the agents who will purchase the securities as principal for their own accounts. In that case, the agents will purchase the securities at a price equal to the issue price specified in the applicable prospectus supplement, less a discount. The discount will equal the applicable commission on an agency sale of securities with the same stated maturity.

The agents may resell any securities they purchase as principal to other brokers or dealers at a discount, which may include all or part of the discount the agents received from us. If all the securities are not sold at the initial offering price, the agents may change the offering price and the other selling terms.

We may also sell securities directly to investors. We will not pay commissions on securities we sell directly.

The agents, whether acting as agent or principal, may be deemed to be “underwriters” within the meaning of the Securities Act. We have agreed to indemnify the agents against certain liabilities, including liabilities under the Securities Act.

If the agents sell securities to dealers who resell to investors and the agents pay the dealers all or part of the discount or commission they receive from us, those dealers may also be deemed to be “underwriters” within the meaning of the Securities Act.

In connection with an offering, the agents may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by an agent of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The agents may also impose a penalty bid. This occurs when a particular agent repays to the agents a portion of the discount received by it because the agents have repurchased securities sold by or for the account of that agent in stabilizing or short-covering transactions.

These activities by the agents may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the agents at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The purchase price of the securities will be required to be paid in immediately available funds in New York City, unless otherwise indicated in the applicable prospectus supplement.

We may appoint agents other than or in addition to UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC with respect to the securities. Any other agents will be named in the applicable prospectus supplements and those agents will enter into the distribution agreement referred to above. The other agents may be affiliates or customers of UBS AG and may engage in transactions with and perform services for UBS AG in the ordinary course of business. UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC may resell securities to or through another of our affiliates, as selling agents.

The securities are a new issue of securities, and there will be no established trading market for any security before its original issue date. We may or may not list the securities on a securities exchange or quotation system. We have been advised by UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC that they intend to make a market in the securities. However, none of UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other affiliates nor any other agent named in the applicable prospectus supplement that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

The securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the U.K. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (as amended, the “EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of Regulation (EU) 2016/97 as it forms part of domestic law by virtue of the EUWA. Consequently, no key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “U.K. PRIIPs Regulation”) for offering or selling the securities or otherwise making them available to retail investors in the U.K. has been prepared and therefore offering or selling the securities or otherwise making them available to any retail investor in the U.K. may be unlawful under the U.K. PRIIPs Regulation.

In the U.K., this prospectus is for distribution only to and is directed only at: (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”), or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “Relevant Persons”). In the U.K, the securities and any investment or investment activity to which this prospectus relates (including any invitation, offer or agreement to subscribe, purchase or otherwise acquire the securities) will be available only to, and will be engaged in only with, Relevant Persons. Any person who is not a Relevant Person should not act or rely on this prospectus or any of its contents.

Market-Making Resales by Affiliates

This prospectus may be used by UBS AG, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, each of UBS AG, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, UBS AG, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may act as principal or agent, including as agent for the counterparty in a transaction in which it acts as principal, or as agent for both counterparties in a transaction in which it does not act as principal. UBS AG, UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate of UBS AG may receive compensation in the form of discounts and commissions, including from both counterparties in some cases.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus as well as securities previously issued.

UBS AG does not expect to receive any proceeds from market-making transactions other than those it undertakes on its own. UBS AG does not expect that UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to UBS AG.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless UBS AG or an agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

In this prospectus, the term “this offering” means the initial offering of the securities made in connection with their original issuance. This term does not refer to any subsequent resales of securities in market-making transactions.

Conflicts of Interest

Each of UBS Securities LLC, UBS Financial Services Inc. and Credit Suisse Securities (USA) LLC is an affiliate of UBS AG and, as such, has a “conflict of interest” in any offering of the securities within the meaning of FINRA Rule 5121. If UBS Securities LLC, UBS Financial Services Inc., Credit Suisse Securities (USA) LLC or any of our other U.S.-registered broker-dealer subsidiaries or affiliates participate in the distribution of the securities, we will conduct the offering in accordance with the applicable provisions of FINRA Rule 5121. None of UBS Securities LLC, UBS Financial Services Inc. or Credit Suisse Securities (USA) LLC will be permitted to sell securities in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Validity of the Securities

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplement, the validity of those securities may be passed upon for UBS AG by Sullivan & Cromwell LLP as to matters of New York law and by Homburger AG as to matters of Swiss law, and for any underwriters or agents by Sullivan & Cromwell LLP or other counsel named in the applicable prospectus supplement.

Experts

UBS AG

Ernst & Young Ltd, independent registered public accounting firm, has audited UBS AG’s consolidated financial statements included in the UBS AG 2023 20-F, and the effectiveness of UBS AG’s internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in the prospectuses and elsewhere in the registration statement. UBS AG’s financial statements are incorporated by reference in reliance on Ernst & Young Ltd’s reports, given on their authority as experts in accounting and auditing.

CS AG

The financial statements of CS AG incorporated in this prospectus by reference to the report of UBS AG on Form 6-K filed on March 28, 2024, as amended by the additional Form 6-K filed on May 7, 2024, have been so incorporated in reliance on the report of PricewaterhouseCoopers AG, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.